EXHIBIT 2.1

                                                                  EXECUTION COPY






                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                        TYCO ACQUISITION CORP. XXIV (NV)

                                       and

                       SENSORMATIC ELECTRONICS CORPORATION

                                    including

                                    GUARANTEE

                                       of

                             TYCO INTERNATIONAL LTD.












                           Dated as of August 3, 2001


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                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----


ARTICLE I        EXCHANGE OFFER AND MERGER.....................................7

   SECTION 1.01  The Offer.....................................................7
   SECTION 1.02  Company Action...............................................10
   SECTION 1.03  Directors....................................................11
   SECTION 1.04  The Merger...................................................12
   SECTION 1.05  Effective Time; Closing......................................12
   SECTION 1.06  Effect of the Merger.........................................12
   SECTION 1.07  Articles of Incorporation; Bylaws............................13
   SECTION 1.08  Directors and Officers.......................................13
   SECTION 1.09  Effect on Capital Stock......................................13
   SECTION 1.10  Exchange of Certificates.....................................14
   SECTION 1.11  No Further Ownership Rights in the
                 Company Common Stock.........................................16
   SECTION 1.12  Tax Consequences.............................................17
   SECTION 1.13  Taking of Necessary Action; Further Action...................17
   SECTION 1.14  Appraisal Rights.............................................17

ARTICLE II       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................18

   SECTION 2.01  Organization and Qualification; Subsidiaries.................18
   SECTION 2.02  Certificate of Incorporation and Bylaws......................19
   SECTION 2.03  Capitalization...............................................19
   SECTION 2.04  Authority Relative to this Agreement.........................20
   SECTION 2.05  No Conflict; Required Filings and Consents...................21
   SECTION 2.06  Compliance; Permits..........................................22
   SECTION 2.07  SEC Filings; Financial Statements............................23
   SECTION 2.08  Absence of Certain Changes or Events.........................23
   SECTION 2.09  No Undisclosed Liabilities...................................24
   SECTION 2.10  Absence of Litigation........................................24
   SECTION 2.11  Employee Benefit Plans; Employment Agreements................24
   SECTION 2.12  Employment and Labor Matters.................................28
   SECTION 2.13  Registration Statement; Proxy Statement/Prospectus...........28
   SECTION 2.14  Restrictions on Business Activities..........................29
   SECTION 2.15  Title to Property............................................30
   SECTION 2.16  Taxes........................................................30
   SECTION 2.17  Environmental Matters........................................31
   SECTION 2.18  Brokers......................................................33
   SECTION 2.19  Intellectual Property........................................33
   SECTION 2.20  Interested Party Transactions................................35
   SECTION 2.21  Insurance....................................................35
   SECTION 2.22  Product Liability and Recalls................................35
   SECTION 2.23  Opinion of Company Financial Advisor.........................35

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF ACQUIROR...................35

   SECTION 3.01  Organization and Qualification; Subsidiaries.................36
   SECTION 3.02  Capitalization...............................................36
   SECTION 3.03  Authority Relative to this Agreement.........................37
   SECTION 3.04  No Conflicts; Required Filings and Consents..................37
   SECTION 3.05  Compliance...................................................38
   SECTION 3.06  SEC Filings; Financial Statements............................39
   SECTION 3.07  Absence of Certain Changes or Events.........................39
   SECTION 3.08  No Undisclosed Liabilities...................................39
   SECTION 3.09  Absence of Litigation........................................40
   SECTION 3.10  Registration Statement; Proxy Statement/Prospectus...........40
   SECTION 3.11  Brokers......................................................41
   SECTION 3.12  Ownership of Acquiror; No Prior Activities...................41
   SECTION 3.13  Ownership Interest in the Company............................41

ARTICLE IV       CONDUCT OF BUSINESS PENDING THE MERGER.......................41

   SECTION 4.01  Conduct of Business by the Company Pending the Merger........41
   SECTION 4.02  No Solicitation..............................................44
   SECTION 4.03  Conduct of Business by Guarantor Pending the Merger..........47

ARTICLE V        ADDITIONAL AGREEMENTS........................................47

   SECTION 5.01  Stockholder Approval; Preparation of
                 Post-Effective Amendment and Proxy Statement/Prospectus......47
   SECTION 5.02  Company Stockholders Meeting.................................49
   SECTION 5.03  Access to Information; Confidentiality.......................49
   SECTION 5.04  Consents; Approvals..........................................49
   SECTION 5.05  Agreements with Respect to Affiliates........................50
   SECTION 5.06  Indemnification and Insurance................................50
   SECTION 5.07  Notification of Certain Matters..............................52
   SECTION 5.08  Further Action/Tax Treatment.................................52
   SECTION 5.09  Public Announcements.........................................53
   SECTION 5.10  Guarantor Common Shares......................................53
   SECTION 5.11  Conveyance Taxes.............................................53
   SECTION 5.12  Stock Incentive Plans; Restricted Shares;
                 Other Programs...............................................53
   SECTION 5.13  Certain Employee Benefits....................................54
   SECTION 5.14  Reports of Tenders...........................................56
   SECTION 5.15  Accountant's Letters.........................................56
   SECTION 5.16  Compliance with State Property Transfer Statutes.............56
   SECTION 5.17  Redemption of Company Preferred Stock........................56
   SECTION 5.18  Prepayment of Company Indebtedness...........................56

ARTICLE VI       CONDITIONS TO THE MERGER.....................................57

   SECTION 6.01  Conditions to Obligation of
                 Each Party to Effect the Merger..............................57

ARTICLE VII      TERMINATION..................................................58

   SECTION 7.01  Termination..................................................58
   SECTION 7.02  Effect of Termination........................................60
   SECTION 7.03  Fees and Expenses............................................60

ARTICLE VIII     GENERAL PROVISIONS...........................................62

   SECTION 8.01  Effectiveness of Representations,
                 Warranties and Agreements....................................62
   SECTION 8.02  Notices......................................................63
   SECTION 8.03  Certain Definitions..........................................64
   SECTION 8.04  Amendment....................................................65
   SECTION 8.05  Waiver.......................................................65
   SECTION 8.06  Headings.....................................................66
   SECTION 8.07  Severability.................................................66
   SECTION 8.08  Entire Agreement.............................................66
   SECTION 8.09  Assignment...................................................66
   SECTION 8.10  Parties in Interest..........................................66
   SECTION 8.11  Failure or Indulgence Not Waiver;
                 Remedies Cumulative..........................................66
   SECTION 8.12  Governing Law; Jurisdiction..................................67
   SECTION 8.13  Counterparts.................................................67
   SECTION 8.14  WAIVER OF JURY TRIAL.........................................67
   SECTION 8.15  Performance of Guarantee.....................................67
   SECTION 8.16  Enforcement..................................................67

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of August 3, 2001 (this "Agreement"), by and between TYCO ACQUISITION CORP. XXIV (NV) ("Acquiror"), a Nevada corporation and a direct, wholly-owned subsidiary of TYCO INTERNATIONAL LTD. ("Guarantor"), a Bermuda company, and SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the respective Boards of Directors of Acquiror and the Company and the Executive Committee of the Guarantor's Board of Directors have approved this Agreement, and declared that it is advisable that Acquiror acquire all of the outstanding shares of common stock, par value $0.01 per share (the "Company Common Stock"), of the Company (the "Shares") through (i) an exchange offer (the "Offer") to exchange common shares, par value $0.20 per share, of Guarantor ("Guarantor Common Shares") for all of the then issued and outstanding Shares and (ii) a merger of the Company with and into Acquiror (the "Merger"), each pursuant to and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Nevada General Corporation Law (the "NGCL") and the Delaware General Corporation Law (the "DGCL");

                  WHEREAS, Acquiror and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and that the Offer and the Merger (together, the "Transaction") and other transactions contemplated by this Agreement be undertaken pursuant to such plan. For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP");

                  WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Guarantor has agreed fully and unconditionally to guarantee all the representations, warranties, covenants, agreements and other obligations of Acquiror in this Agreement (the "Guarantee"); and

                  WHEREAS, the Company and Acquiror desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby the parties hereto agree as follows:

         Definitions:

         "Acquiror" is defined in the preamble.

         "Acquiror Common Stock" is defined in Section 1.09(d).

         "Acquisition Proposal" is defined in Section 4.02(a).

         "Adjusted Option" is defined in Section 5.12(a).

         "Affiliate Agreement" is defined in Section 5.05.

         "Affiliate Plan" is defined in Section 2.11(a).

         "affiliates" is defined in Section 8.03(a).

         "Agreement" is defined in the preamble.

         "Alternative Transaction" is defined in Section 4.02(a).

         "Appointment Time" is defined in Section 1.03(a).

         "Articles of Merger" is defined in Section 1.05.

         "Average Share Price" is defined in Section 1.01(a).

         "Basic Conditions" is defined in Annex I.

         "Benefits Continuation Period" is defined in Section 5.13(a).

         "business day" is defined in Section 8.03(b).

         "CERCLA" is defined in Section 2.17(f).

         "Certificates" is defined in Section 1.10(c).

         "Certificate of Merger" is defined in Section 1.05.

         "CGSH" is defined in Section 1.01(e).

         "Closing" is defined in Section 1.05.

         "Closing Date" is defined in Section 1.05.

         "COBRA" is defined in Section 2.11(b).

         "Code" is defined in the recitals.

         "Company" is defined in the preamble.

         "Company Affiliate Letter" is defined in Section 5.05.

         "Company Charter Documents" is defined in Section 2.02.

         "Company Common Stock" is defined in the recitals.

         "Company Disclosure Schedule" is defined in Section 2.01(a).

         "Company Employee" is defined in Section 5.13(a).

         "Company Employee Plans" is defined in Section 2.11(a).

         "Company Financial Advisor" is defined in Section 1.02(a).

         "Company Intellectual Property Assets" is defined in Section 2.19(a).

         "Company Permits" is defined in Section 2.06(b).

         "Company Preferred Stock" is defined in Section 2.03(a).

         "Company Restricted Shares" is defined in Section 1.09(c).

         "Company SEC Documents" is defined in Section 2.03(b).

         "Company Significant Subsidiaries" is defined in Section 2.01(a).

         "Company Stock Option Plans" is defined in Section 1.09(c).

         "Company Stock Options" is defined in Section 1.09(c).

         "Company Stock Purchase Plans" is defined in Section 1.09(c).

         "Company Stockholders Meeting" is defined in Section 2.04(c).

         "Company 2000 Form 10-K" is defined in Section 2.01(a).

         "Confidentiality Agreement" is defined in Section 5.03.

         "Continuing Director" is defined in Section 1.03(a).

         "control" is defined in Section 8.03(c).

         "Covered Persons" is defined in Section 5.06(c).

         "D&O Insurance" is defined in Section 5.06(d).

         "Daily Per Share Price" is defined in Section 1.01(a).

         "Daily Report" is defined in Section 5.14.

         "Designated Expiration Date" is defined in Section 1.01(a).

         "DGCL" is defined in the recitals.

         "DOL" is defined in Section 2.11(a).

         "dollars" is defined in Section 8.03(d).

         "Effective Time" is defined in Section 1.05.

         "8.21% Notes" is defined in Section 5.18.

         "Environmental Claim" is defined in Section 2.17(f).

         "Environmental, Health and Safety Laws" is defined in Section 2.05(c).

         "Environmental Laws" is defined in Section 2.17(f).

         "ERISA" is defined in Section 2.11(a).

         "Exchange Act" is defined in Section 1.01(a).

         "Exchange Agent" is defined in Section 1.10(a).

         "Exchange Fund" is defined in Section 1.10(b).

         "Exchange Ratio" is defined in Section 1.01(a).

         "Expenses" is defined in Section 7.03(b).

         "Fee" is defined in Section 7.03(b).

         "Fully Diluted Shares" is defined in Section 1.01(b).

         "GAAP" is defined in the recitals.

        "Governmental Authority" is defined in Section 2.05(c).

         "Guarantee" is defined in the recitals.

         "Guarantor" is defined in the preamble.

         "Guarantor Charter Documents" is defined in Section 3.01(a).

         "Guarantor Common Shares" is defined in the recitals.

         "Guarantor Preference Shares" is defined in Section 3.02(a).

         "Guarantor SEC Documents" is defined in Section 3.05(a).

         "Guarantor 2000 Form 10-K" is defined in Section 3.01(b).

         "HSR Act" is defined in Section 2.05(c).

         "Indemnified Parties" is defined in Section 5.06(b).

         "Intellectual Property Assets" is defined in Section 2.19(a).

         "IRS" is defined in Section 2.11(b).

         "ISO" is defined in Section 2.11(c).

         "knowledge" is defined in Section 8.03(e).

         "Material Adverse Effect" is defined in Section 2.01(b).

         "Materials of Environmental Concern" is defined in Section 2.17(f).

         "Merger" is defined in the recitals.

         "Merger Consideration" is defined in Section 1.09(a).

         "Minimum Condition" is defined in Section 1.01(b).

         "NGCL" is defined in the recitals.

         "Non-Competition Agreement" is defined in Section 2.11(h).

         "Non-U.S. Monopoly Laws" is defined in Section 2.05(c).

         "Non-U.S. Plan" is defined in Section 2.11(a).

         "Notes" is defined in Section 5.18.

         "NYSE" is defined in Section 1.01(a).

         "Offer" is defined in the recitals.

         "Offer Conditions" is defined in Section 1.01(a).

         "Offer Documents" is defined in Section 1.01(d).

         "OSHA" is defined in Section 2.17(f).

         "PCBs" is defined in Section 2.17(d).

         "person" is defined in Section 8.03(f).

         "person/group" is defined in Annex I.

         "Post-Effective Amendment" is defined in Section 5.01(a).

         "Post-1998 Company SEC Documents" is defined in Section 2.07(a).

         "Post-1998 Guarantor SEC Documents" is defined in Section 3.06(a).

         "Preliminary Prospectus" is defined in Section 1.01(d).

         "Proxy Statement/Prospectus" is defined in Section 2.13(a).

         "RCRA" is defined in Section 2.17(f).

         "Recommendations" is defined in Section 1.02(a).

         "Registration Statement" is defined in Section 1.01(d).

         "Responsible Employees" is defined in Section 8.03(e).

         "Rule 145" is defined in Section 5.05.

         "Schedule 14D-9" is defined in Section 1.02(b).

         "SEC" is defined in Section 1.01(c).

         "Securities Act" is defined in Section 1.01(d).

         "7.74% Notes" is defined in Section 5.18.

         "Shares" is defined in the recitals.

         "subsidiary or subsidiaries" is defined in Section 8.03(g).

         "Subsidiary Documents" is defined in Section 2.02.

         "Superior Proposal" is defined in Section 4.02(a).

         "Supplemental Company Disclosure Schedule" is defined in Section
2.05(a).

         "Surviving Corporation" is defined in Section 1.04.

         "Tax" is defined in Section 2.16(b).

         "Tax Return" is defined in Section 2.16(b).

         "Terminal Date" is defined in Section 1.01(c).

         "Terminating Breach" is defined in Section 7.01(h).

         "Terminating Change" is defined in Section 7.01(g).

         "Terminating Misrepresentation" is defined in Section 7.01(f).

         "Third Party" is defined in Section 4.02(a).

         "Third Party Intellectual Property Assets" is defined in Section
2.19(c).

         "Transaction" is defined in the recitals.

         "Transfer Agent" is defined in Section 1.02(c).

         "TSCA" is defined in Section 2.17(f).

         "2001 Company Balance Sheet" is defined in Section 2.09.

         "2001 Guarantor Balance Sheet" is defined in Section 3.08.

                                   ARTICLE I

                            EXCHANGE OFFER AND MERGER

         SECTION 1.01 The Offer. (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 7.01 and (ii) none of the events set forth in clauses (6) (a) through (k) in Annex I hereto shall have occurred and be continuing, Acquiror shall, as soon as practicable after the date hereof, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations promulgated thereunder (the "Exchange Act")) the Offer. Each Share accepted by Acquiror pursuant to the Offer shall be exchanged for the right to receive from Acquiror that number of fully paid and nonassessable Guarantor Common Shares equal to the Exchange Ratio. The obligation of Acquiror to consummate the Offer and to accept for payment and to pay for any Shares tendered pursuant thereto shall be subject to only those conditions set forth in Annex I hereto (the "Offer Conditions"), any of which (other than the Basic Conditions) may be waived by Acquiror in its sole discretion.

         For purposes of this Agreement:

         "Average Share Price" means the average of the Daily Per Share Prices for the five consecutive trading days ending on the fourth trading day prior to and not including the initial Designated Expiration Date as set forth initially in the Offer (without giving effect to any extensions).

         "Daily Per Share Price" for any trading day means the volume-weighted average of the per share selling prices on the NYSE of Guarantor Common Shares for that day, as reported by Bloomberg Financial Markets (or if such service is unavailable, a service providing similar information selected by Acquiror and the Company).

         "Designated Expiration Date" means the date designated for the expiration of the Offer, after which Acquiror will first accept Shares for exchange, as such expiration date may be extended from time to time as required or permitted by this Agreement.

         "Exchange Ratio" means $24.00 divided by the Average Share Price, subject to adjustment as provided in Sections 1.09(e) and 7.01(j).

         "NYSE" means the New York Stock Exchange.

         (b) The initial Designated Expiration Date shall be the twentieth
(20th) business day from and including the date of commencement of the Offer (determined in accordance with Rule 14d-2(a) under the Exchange Act). The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the Designated Expiration Date and not properly withdrawn a number of Shares which, together with the Shares then owned by Guarantor and Acquiror (if any), represents at least a majority of the total number of outstanding Shares, assuming the exercise of all options, rights and convertible securities then currently exercisable or convertible or exercisable within 180 days thereafter and the issuance of all Shares that the Company is obligated to issue thereunder (such total number of Shares being hereinafter referred to as the "Fully Diluted Shares") (the "Minimum Condition") and to the Offer Conditions and to no other conditions. Acquiror expressly reserves the right to waive the conditions to the Offer and to make any change in the terms or conditions of the Offer; provided that, without the prior written consent of the Company, Acquiror shall not (i) decrease the number of Shares sought pursuant to the Offer, (ii) change the form or decrease the amount of consideration to be paid in the Offer, (iii) impose conditions to the Offer in addition to the Offer Conditions, (iv) change or waive the Basic Conditions,
(v) change the Offer Conditions, (vi) extend the Offer (except as set forth in the following paragraph), or (vii) make any other change to any of the terms of and conditions to the Offer which is adverse to the holders of Shares.

         (c) Subject to the terms of this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the Offer Conditions, Acquiror shall accept for exchange all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the scheduled Designated Expiration Date and shall exchange for Guarantor Common Shares all such Shares in accordance with the terms of this Agreement promptly after acceptance; provided that Acquiror shall (x) extend the Offer for successive extension periods not in excess of ten (10) business days per extension but in no event ending later than seven (7) months from the date hereof (the "Terminal Date"), if, at the scheduled Designated Expiration Date, any of the Offer Conditions shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, and (y) extend the Offer, but in no event later than the Terminal Date, if and to the extent required by the applicable rules and regulations of the Securities and Exchange Commission ("SEC"). In addition, Acquiror may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act, of not more than twenty (20) business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares which, together with Shares then owned by Guarantor and Acquiror, represents at least 90% of the Fully Diluted Shares or otherwise in a manner consistent with this Agreement. In addition, the consideration to be paid pursuant to the Offer may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

         (d) As soon as practicable after the date of this Agreement, Acquiror shall cause Guarantor to prepare and file with the SEC under the Securities Act of 1933, as amended, and the SEC's rules and regulations promulgated thereunder (the "Securities Act") a registration statement on Form S-4 to register the offer and sale of Guarantor Common Shares pursuant to the Offer and the Merger (the "Registration Statement"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). As soon as practicable but not later than the date of commencement of the Offer, Acquiror shall (i) file, and cause Guarantor to file, with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will comply in all material respects with the provisions of, and satisfy in all material respect the requirements of, such Schedule TO and all applicable federal securities laws, and will contain or incorporate by reference all or part of the Preliminary Prospectus and the form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to holders of Shares. Acquiror and the Company each agree promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Acquiror agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Acquiror shall cause Guarantor to use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing and to maintain such effectiveness for so long as shall be required for the issuance of Guarantor Common Shares pursuant to the Offer. Following the time the Registration Statement is declared effective, Acquiror shall cause Guarantor to file the final prospectus included therein under Rule 424(b) promulgated pursuant to the Securities Act. Acquiror agrees to provide the Company with, and to consult with the Company regarding, any comments that may be received from the SEC or its staff with respect to the Offer Documents promptly after receipt thereof.

         (e) Acquiror shall cause Guarantor to include as an exhibit to the Registration Statement tax opinions of PricewaterhouseCoopers LLP and Cleary, Gottlieb, Steen & Hamilton ("CGSH"), in form and substance reasonably satisfactory to Acquiror and to the Company, on the basis of customary facts, representations, warranties and covenants of Guarantor, Acquiror and the Company and assumptions set forth in such opinions (including, without limitation assumptions that (i) the Minimum Condition will be satisfied and (ii) the Merger shall be completed promptly following the Offer), to the effect that the Transaction will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-3(c) (other than with respect to Company stockholders who are or will be "five-percent transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii) and do not enter into five-year gain recognition agreements in the form provided in Treasury Regulation Section 1.367(a)-8), and that each of Guarantor, Acquiror and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

         No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Registration Statement, the Schedule TO or the Offer Documents will be made by the Company, Acquiror or the Guarantor, without providing the other party and its counsel a reasonable opportunity to review and comment thereon.

         Acquiror will advise the Company promptly after Guarantor receives notice that the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Guarantor Common Shares issuable in connection with the Offer for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the time of consummation of the Offer any information relating to the Company or Acquiror, or any of their respective affiliates, officers or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to the Registration Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

         Acquiror shall cause Guarantor to issue and make available in accordance with this Agreement a number of Guarantor Common Shares as necessary from time to time to satisfy Acquiror's obligations under Sections 1.01(a) and 1.09(a).

         SECTION 1.02 Company Action. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has by unanimous vote of the directors participating therein (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and are fair to and in the best interest of the Company's stockholders, (ii) approved and adopted this Agreement and the transactions and other matters contemplated hereby, including the Offer and the Merger, in accordance with the requirements of the DGCL, and
(iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the Company's stockholders subject to Section 4.02(c)(ii) (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Recommendations"). The Company further represents that Morgan Stanley & Co. Incorporated (the "Company Financial Advisor") has rendered to the Company's Board of Directors its opinion that, as of the date of such opinion, the consideration to be received by the Company's stockholders in the Transaction is fair to such stockholders from a financial point of view. The Company has been advised that all of its directors and executive officers currently intend to tender their Shares pursuant to the Offer.

         (b) As soon as practicable on the day that the Offer is commenced, the Company will file with the SEC and disseminate to holders of Shares a Solicitation/ Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), which shall reflect the Recommendations; provided that they have not been withdrawn or modified as permitted hereby. The Company shall comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such Schedule 14D-9 and all applicable federal securities laws. The Company and Acquiror each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Acquiror and its counsel shall be given a reasonable opportunity to review and comment on the
Schedule 14D-9 and any material amendments thereto prior to it being filed with the SEC. The Company agrees to provide Acquiror with, and to consult with Acquiror regarding, any comments that may be received from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt thereof. Acquiror shall provide the Company all information reasonably requested by the Company for inclusion in the Schedule 14D-9 and any exhibits or annexes thereto.

         (c) The Company will promptly direct its transfer agent (the "Transfer Agent") to furnish Acquiror subject to the terms of the Confidentiality Agreement (as defined in Section 5.03), with mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and shall direct the Transfer Agent to provide to Acquiror such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Acquiror may reasonably request in connection with the Offer. Acquiror shall use such information only in connection with the transactions contemplated by this Agreement.

         (d) As promptly as practicable after the initial acceptance of Shares by Acquiror, but no later than one (1) business day after such initial acceptance of Shares, the Company shall publicly announce and mail a notice of redemption of all outstanding shares of the Company Preferred Stock in accordance with the applicable provisions of the Company's Certificate of Designations in respect thereof, which announcement and notice shall provide for such redemption on the thirtieth (30th) day following the date of such announcement and notice.

         SECTION 1.03 Directors. (a) Effective upon the acceptance for exchange by Acquiror of Shares pursuant to the Offer (the "Appointment Time"), Acquiror shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.03) and
(ii) the percentage that the number of Shares owned by Guarantor and Acquiror (including Shares accepted for exchange) bears to the total number of Shares outstanding, and the Company shall take all action reasonably necessary to cause Acquiror's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, or seeking and accepting resignations of incumbent directors, or both; provided that, prior to the Effective Time, the Company's Board of Directors shall always have at least two members who were directors of the Company prior to consummation of the Offer (each, a "Continuing Director"). If the number of Continuing Directors is reduced to less than two for any reason prior to the Effective Time, the remaining and departing Continuing Directors shall be entitled to designate a person to fill the vacancy and, thereafter, such person shall be a Continuing Director. Notwithstanding anything in this Agreement to the contrary, if Acquiror's designees are elected to the Company's Board of Directors prior to the Effective Time, the affirmative vote of the Continuing Directors shall be required for the Company to (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement,
(b) waive any of the Company's or its stockholders' rights, benefits or remedies hereunder, (c) extend the time for performance of Acquiror's obligations hereunder, or (d) approve any other action by the Company which is reasonably likely to adversely affect the interests of the stockholders of the Company (other than Acquiror and its affiliates) with respect to the transactions contemplated by this Agreement. The Continuing Directors shall have the sole authority to assert and seek to enforce any and all rights and remedies of the Company and to take any action to seek to enforce any obligations of Acquiror under this Agreement and Acquiror's designees shall abstain and not act upon any such action.

         If at any time the Continuing Directors reasonably deem it necessary to consult independent counsel (which may be CGSH) in connection with their duties as Continuing Directors or actions to be taken by the Company, the Continuing Directors may retain counsel for such purpose and for the purpose of enforcing the Company's rights and remedies under this Agreement, and the Company shall pay the reasonable fees and expenses of one such counsel incurred in connection therewith.

         (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to this Section 1.03 and Rule 14f-l in order to fulfill its obligations under this Section 1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-l to fulfill its obligations under this Section 1.03. Acquiror will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

         SECTION 1.04 The Merger. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of the DGCL and the NGCL, at the Effective Time, the Company shall be merged with and into Acquiror, the separate corporate existence of the Company shall cease, and Acquiror shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.05 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by
(a) filing articles of merger as contemplated by the NGCL (the "Articles of Merger") and (b) filing a properly executed agreement or certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), each, together with any required related certificates, with the Secretaries of State of the States of Nevada and Delaware, as appropriate, in such forms as required by, and executed in accordance with the relevant provisions of, the NGCL and the DGCL, respectively. The Merger shall become effective at the time of the later to occur of such filings or at such later time, as may be agreed upon in writing by the Company and Acquiror, specified in the Articles of Merger and the Certificate of Merger (the "Effective Time") as soon as practicable on or after the Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

         SECTION 1.06 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the NGCL and the DGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of Acquiror and the Company, and shall be subject to all debts, liabilities and duties of Acquiror and the Company.

         SECTION 1.07 Articles of Incorporation; Bylaws. (a) At the
Effective Time, the Articles of Incorporation of Acquiror, which shall comply with Section 5.06, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended, as provided by the NGCL and such Articles of Incorporation, except that the name of the Surviving Corporation shall be changed to "Sensormatic Electronics Corporation".

         (b) At the Effective Time, the Bylaws of Acquiror, which shall comply with Section 5.06, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended, as provided by the NGCL and such Bylaws.

         SECTION 1.08 Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 1.09 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holders of any of the following securities:

         (a) Conversion of the Company Common Stock. Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to
Section 1.09(b) and other than shares as to which appraisal rights are exercised pursuant to Section 1.14, will be canceled and extinguished and automatically converted (subject to Section 1.09(e)) into the right to receive the number of Guarantor Common Shares equal to the Exchange Ratio upon surrender of the certificate representing such share of the Company Common Stock in the manner provided in Section 1.10 (together with the cash in lieu of fractional Guarantor Common Shares as specified below, the "Merger Consideration"). No fraction of a Guarantor Common Share will be issued by virtue of the Merger, but in lieu thereof, a cash payment shall be made pursuant to Section 1.10(e).

         (b) Cancellation of the Company-Owned and Acquiror-Owned Stock. Each share of the Company Common Stock held by the Company or any subsidiary of the Company or owned by Guarantor or Acquiror immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (c) Stock Incentive Plans; Stock Purchase Plans. At the Effective Time,
(i) all options or rights ("Company Stock Options") to purchase Company Common Stock then outstanding, whether under (A) the Company's Amended 1989 Stock Incentive Plan, (B) the Company's 1995 Stock Incentive Plan, (C) the Company's Directors Stock Option Plan, as amended, (D) the Company's 1999 Stock Incentive Plan, (E) the Company's 1997 Consultants Stock Incentive Plan or (F) any other stock option or stock plan or agreement of the Company (collectively, the "Company Stock Option Plans"), (ii) all restricted shares of Company Common Stock granted or awarded under any of the Company Stock Option Plans (the "Company Restricted Shares") that are outstanding and (iii) all rights outstanding under any of the Company's U.S. or non-U.S. stock purchase plans (collectively, the "Company Stock Purchase Plans"), shall be treated in accordance with Section 5.12 of this Agreement.

         (d) Capital Stock of Acquiror. Each share of common stock, par value $0.01 per share, of Acquiror (the "Acquiror Common Stock") issued and outstanding immediately prior to the Effective Time shall constitute one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Acquiror Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

         (e) Adjustments to Exchange Ratio. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Guarantor or the Company shall occur, including by reason of any reclassification, recapitalization, redenomination of share capital, stock split, reverse stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Daily Per Share Price, the Average Share Price, the Exchange Ratio, the Merger Consideration and any other amounts payable or to be delivered pursuant to the Offer, the Merger or otherwise pursuant to this Agreement (including without limitation, for purposes of Section 7.01(j)) shall be appropriately adjusted.

         SECTION 1.10 Exchange of Certificates. (a) Exchange Agent. Acquiror shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "Exchange Agent") in the Merger.

         (b) Exchange Fund. As necessary from to time following the Effective Time, Acquiror shall make available to the Exchange Agent, as needed for exchange in accordance with this Article I, (i) the Guarantor Common Shares required for exchange of Shares in the Merger and (ii) an amount of cash sufficient to permit the Exchange Agent to make the necessary payments of cash in lieu of fractional Guarantor Common Shares in accordance with Section 1.10(e) (such cash in lieu of fractional shares and Guarantor Common Shares, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund") payable pursuant to Section 1.09 in exchange for outstanding shares of the Company Common Stock.

         (c) Exchange Procedures. Promptly after the Effective Time, Acquiror shall instruct the Exchange Agent to mail to each holder of record, as of the Effective Time, of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock whose shares were converted into the right to receive Guarantor Common Shares pursuant to Section 1.09, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Guarantor Common Shares and cash in lieu of fractional shares. Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor solely that number of whole Guarantor Common Shares into which their shares of the Company Common Stock were converted at the Effective Time pursuant to Section 1.09 (which may be delivered in uncertificated form pursuant to Guarantor's direct registration system), cash in lieu of fractional shares that such holders have the right to receive pursuant to Section 1.10(e) and any dividends or distributions payable pursuant to Section 1.10(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the whole number of Guarantor Common Shares into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of any fractional shares in accordance with Section 1.10(e) and any dividends or distributions payable pursuant to Section 1.10(d). No interest will be paid or accrued on any cash in lieu of fractional Guarantor Common Shares or on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of the Company Common Stock that is not registered in the transfer records of the Company, the proper whole number of Guarantor Common Shares (which may be delivered in uncertificated form pursuant to Guarantor's direct registration system) may be issued to a transferee if the Certificate representing such shares of the Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Guarantor Common Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Guarantor Common Shares represented thereby until the holders of record of such Certificates shall surrender such Certificates in accordance with Section 1.10(c). Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver that whole number of Guarantor Common Shares issued in exchange therefor (which may be delivered in uncertificated form pursuant to Guarantor's direct registration system), without interest, at the time of such surrender, cash in lieu of fractional Guarantor Common Shares pursuant to Section 1.10(e), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Guarantor Common Shares and, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender with respect to such whole Guarantor Common Shares.

         (e) Fractional Shares. No certificate or scrip representing fractional Guarantor Common Shares will be issued in the Offer or the Merger upon the surrender for exchange of Certificates, and such fractional Guarantor Common Shares will not entitle the owner thereof to vote or to any rights of a holder of Guarantor Common Shares. In lieu of any such fractional Guarantor Common Shares, each holder of Certificates who would otherwise have been entitled to a fraction of a Guarantor Common Share in exchange for such Certificate (after taking into account all Certificates delivered by such holder) pursuant to this Section shall receive from the Exchange Agent, as applicable, a cash payment in lieu of such fractional Guarantor Common Share, determined by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the Average Share Price.

         (f) Required Withholding. The Exchange Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement, and from any dividends or distributions payable pursuant to Section 1.10(d), to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, solely that whole number of Guarantor Common Shares into which the shares of the Company Common Stock represented by such Certificates were converted pursuant to Section 1.09 (which may be issued in uncertificated form pursuant to Guarantor's direct registration system), cash in lieu of fractional Guarantor Common Shares, if any, as may be required pursuant to Section 1.10(e) and any dividends or distributions payable pursuant to Section 1.10(d); provided, however, that Acquiror may, in its discretion and as a condition precedent to the delivery of any Guarantor Common Shares, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Guarantor, Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         (h) No Liability. Notwithstanding anything to the contrary in this
Section 1.10, neither the Exchange Agent, Guarantor, Acquiror, the Surviving Corporation nor their respective affiliates shall be liable to a holder of Guarantor Common Shares or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Section 1.10 shall thereafter look only to Acquiror for the Guarantor Common Shares, any cash in lieu of fractional Guarantor Common Shares to which they are entitled pursuant to Section 1.10(e) and any dividends or other distributions with respect to Guarantor Common Shares to which they are entitled pursuant to Section 1.10(d), in each case, without any interest thereon.

         SECTION 1.11 No Further Ownership Rights in the Company Common
Stock. All Guarantor Common Shares issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.10(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         SECTION 1.12 Tax Consequences. It is intended by the parties hereto that the Transaction shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquiror, the officers and directors of the Company, Acquiror and the Surviving Corporation will take all such lawful and necessary action in the name of the Company or Acquiror.

         SECTION 1.14 Appraisal Rights. Notwithstanding Section 1.09, if holders of Shares are entitled under the DGCL to appraisal rights with respect to the Merger, Shares outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such Shares in accordance with the DGCL shall not be converted into a right to receive from Acquiror the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive from Acquiror the Merger Consideration. The Company shall give Acquiror prompt notice of any demands received by the Company for appraisal of Shares, and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Acquiror, make any payment with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Acquiror as follows:

         SECTION 2.01 Organization and Qualification; Subsidiaries. (a) Each of the Company and its subsidiaries is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's "significant" subsidiaries, as defined in Rule 1-02 under Regulation S-X (the "Company Significant Subsidiaries"), is included as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (the "Company 2000 Form 10-K"). A list of all subsidiaries of the Company together with the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary of the Company is contained in Section 2.01 of the written disclosure schedule previously delivered by the Company to Acquiror (the "Company Disclosure Schedule"). Except as set forth in Section 2.01 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly-owned subsidiaries), (i) with respect to which interest the Company or a subsidiary has invested (and currently owns) or is required to invest $5 million or more, or (ii) which is a publicly-traded entity unless such interest is held for investment by the Company or its subsidiary and comprises less than five percent of the outstanding stock of such entity.

         (b) "Material Adverse Effect," when used in connection with the Company or any of its subsidiaries or Guarantor or any of its Subsidiaries, as the case may be, means any change, effect, development or circumstance that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Guarantor and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that the following shall be excluded from the definition of Material Adverse Effect and from any determination as to whether a Material Adverse Effect has occurred or may occur: changes , effects, developments or circumstances (i) affecting (A) the security or safety industries generally, (B) the United States securities markets generally or (C) economic, regulatory, or political conditions generally or (ii) arising from or relating to this Agreement, the transactions contemplated hereby or the announcement hereof or thereof, including, without limitation, any effects on personnel, customers and suppliers.

         SECTION 2.02 Certificate of Incorporation and Bylaws. The Company has heretofore made available to Acquiror a complete and correct copy of its Restated Certificate of Incorporation and Bylaws as amended to date (the "Company Charter Documents"), and will make available to Acquiror, as promptly as practicable, the certificates of incorporation and bylaws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents") reasonably requested by Acquiror. All such Company Charter Documents and Subsidiary Documents are in full force and effect, except in the case of Subsidiary Documents where the failure to be in force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Restated Certificate of Incorporation or Bylaws or equivalent organizational documents, except for violations of the documents which do not and are not reasonably likely to materially interfere with the operations of such entity.

         SECTION 2.03 Capitalization. (a) The authorized capital stock of the Company consists of 125,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, of which 690,000 shares have been designated as 6 1/2% Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $250.00 per share (the "Company Preferred Stock"). As of July 31, 2001, (i) 79,406,898 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (excluding treasury shares which are issued but not outstanding, all of which are not entitled to vote), and none of which has been issued in violation of preemptive or similar rights, (ii) 1,741,140 shares of Company Common Stock were held by subsidiaries of the Company, (iii) 8,332,826 shares of Company Common Stock were reserved for existing grants and 4,448,832 shares of Company Common Stock were reserved for future grants pursuant to the Company Stock Option Plans and (iv) 128,462 shares of Company Common Stock were reserved and available for future issuance pursuant to the Company Stock Purchase Plans. As of July 31, 2001, there were 690,000 outstanding shares of Company Preferred Stock. Except as set forth in Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred since July 31, 2001, except for changes resulting from the exercise or termination of Stock Options which were outstanding and exercisable as of July 31, 2001 (or were outstanding as of July 31, 2001 and became exercisable in accordance with their terms thereafter), forfeiture of restricted stock or transactions permitted by Section 4.01. Except as set forth in Section 2.01, this Section 2.03 or Section 2.11 or in Section 2.03 or Section
2.11 of the Company Disclosure Schedule or the Company SEC Documents and except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of preemptive or similar rights.

         (b) Except as set forth in Section 2.03 of the Company Disclosure Schedule or the reports, schedules, forms, statements, registration statements, proxy statements and other documents filed by the Company with the SEC since June 30, 2000 and prior to the date of this Agreement, including those incorporated by reference and not superseded by other Company SEC Documents (the "Company SEC Documents"), there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of any subsidiary. Except as set forth in Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries and intercompany book entry transactions, in either case entered into in the ordinary course of business. Except as set forth in Sections 2.01 or
2.03 of the Company Disclosure Schedule, (i) all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and (ii) all such shares (other than directors' qualifying shares and a de minimis number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in
Section 2.01, this Section 2.03 or Section 2.11 or in Section 2.03 or Section
2.11 of the Company Disclosure Schedule or the Company SEC Documents and except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company's subsidiaries relating to the issued or unissued capital stock of the Company's subsidiaries or obligating the Company's subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company's subsidiaries.

         SECTION 2.04 Authority Relative to this Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary stockholder approval of the agreement of merger contained herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the requisite approval by the Company's stockholders of the agreement of merger contained herein in accordance with DGCL and the Company Charter Documents and the filings and recording of appropriate merger documents as required by the DGCL and the NGCL).

         (b) Assuming the accuracy of the representations and warranties in
Section 3.13, the provisions of Section 203 of the DGCL and Article Eleventh of the Company's Restated Certificate of Incorporation will not apply to the Offer and the Merger.

         (c) As of the date hereof, the Board of Directors of the Company has by a unanimous vote of those directors present (i) determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) approved this Agreement and the transactions contemplated hereby in accordance with the applicable provisions of the DGCL and the Company Charter Documents, and (iii) recommended the approval of this Agreement by holders of the Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at a meeting of the stockholders of the Company to consider the Merger Agreement (the "Company Stockholders Meeting"). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Guarantor and Acquiror of this Agreement and/or the Guarantee hereof, as applicable, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         SECTION 2.05 No Conflict; Required Filings and Consents. (a)
Subject to the following sentence, Section 2.05(a) of the Company Disclosure
Schedule includes, as of the date hereof, a list of (i) other than intercompany, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit (to which the Company or any subsidiary is the responsible party), equipment leases or lease purchase agreements, each in an amount equal to or exceeding $6 million (other than leases outside the United States providing for payments of not more than $2 million per year) to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contract, agreement, commitment, or other understanding or arrangement, individual payments or receipts by the Company or any of its subsidiaries of less than $4 million over the term of such contract, commitment, agreement, or other understanding or arrangement; and (iii) all agreements which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act but which have not been so filed with the SEC. With regard to agreements for the purchase or sale of raw materials or inventory or for the provision of services in the ordinary course of business and licensing or royalty arrangements, the thresholds referred to in clauses (i) and (ii) of the preceding sentence shall be measured on an annual basis. Notwithstanding the foregoing, any agreement, commitment, understanding, arrangement or other document that would otherwise be disclosed in Section 2.05(a) of the Company Disclosure Schedule may be disclosed in Section 2.05 of a supplement to the Company Disclosure Schedule to be delivered to Acquiror not later than thirty
(30) days following the date of this Agreement (the "Supplemental Company Disclosure Schedule") if the agreement or other document is in an amount, as determined in accordance with the other provisions of this Section 2.05(a), of less than $10 million.

         (b) Except as set forth in Section 2.05(b) and Sections 2.11(f) and (h) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents, (ii) assuming compliance with the matters referred to in Section 2.05(c), conflict with or violate the Subsidiary Documents or any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company or any of its subsidiaries to make or seek any consent, approval, authorization or permit of, or filing with or notification to, any governmental, administrative, judicial or regulatory authority, domestic or foreign (each, a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the NYSE; filings and consents under any applicable non-U.S. laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Non-U.S. Monopoly Laws"); filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Offer or the Merger or the transactions contemplated by this Agreement ("Environmental, Health and Safety Laws"); and the filing and recordation of appropriate merger or other documents as required by the NGCL and the DGCL; (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Offer or the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

         SECTION 2.06 Compliance; Permits. (a) Except as set forth in
Section 2.06(a) of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (b) No investigation by any Governmental Authority with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, except as disclosed in the Company SEC Documents and except for such investigations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that the Company makes no representation in this Section 2.06(b) with respect to matters covered by Sections 2.11, 2.12, 2.16 and 2.17.

         (c) Except as set forth in Section 2.06(c)(x) of the Company Disclosure Schedule or the Company SEC Documents, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company and its subsidiaries, taken as a whole, as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as described in Section 2.06(c)(y) of the Company Disclosure Schedule and in the Company SEC Documents or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 2.07 SEC Filings; Financial Statements. (a) The Company has filed all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed with the SEC since June 30, 1998 (the "Post-1998 Company SEC Documents"). Except as set forth in Section 2.07 of the Company Disclosure Schedule or the Company SEC Documents and taking into account any amendments and supplements filed prior to the date of this Agreement, such Post-1998 Company SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light and at the time of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1998 Company SEC Documents was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Documents), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) should be read in conjunction with the consolidated financial statements contained in the Company 2000 Form 10-K, and (ii) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         SECTION 2.08 Absence of Certain Changes or Events. Except as set forth in Section 2.08 or 4.01 of the Company Disclosure Schedule or the Company SEC Documents, and except as result from acts or omissions after the date hereof permitted under Section 4.01, since June 30, 2000, the Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Company Charter Documents; (iii) any material changes to any Company Employee Plans or other employee benefit arrangements or agreements, including the establishment of any new such plans, arrangements or agreements or the extension of coverage under any such plans, arrangements or agreements to new groups of employees or other individuals, except with respect to Non-U.S. Plans (as defined in Section 2.11(a)), (iv) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) any material change by the Company in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date hereof); or (vi) other than in the ordinary course of business, any sale of a material amount of assets of the Company.

         SECTION 2.09 No Undisclosed Liabilities. Except as set forth in
Section 2.09 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for or disclosed in the Company's unaudited balance sheet (including any related notes thereto) as of March 31, 2001 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "2001 Company Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Balance Sheet,
(c) incurred since March 31, 2001 in the ordinary course of business, (d) incurred in connection with this Agreement or the Offer or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 2.10 Absence of Litigation. Except as set forth in Section
2.10 and Section 2.19(c) of the Company Disclosure Schedule or the Company SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 2.11 Employee Benefit Plans; Employment Agreements. (a) "Company Employee Plans" shall mean all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA), all similar plans maintained outside the United States and not required by applicable law (any non-U.S., non-statutory Company Employee Plan, a "Non-U.S. Plan") and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), whether maintained in the U.S. or a Non-U.S. Plan, as amended, modified or supplemented, maintained or contributed to by the Company or a subsidiary of the Company for the benefit of any former or current employee, officer or director (or any of their beneficiaries) of the Company or a subsidiary of the Company. The term "Affiliate Plan" shall mean any other such plan, program or arrangement with respect to which the Company or any subsidiary of the Company has or would reasonably be expected to have any material liability, either as a member of a controlled group of corporations or trades or businesses, as defined under Section 414 of the Code and comparable provisions of ERISA, or by contractual arrangement. Section 2.11(a) of the Company Disclosure Schedule lists each material Company Employee Plan and each material Affiliate Plan; provided, however, that any Non-U.S. Plan that otherwise would be disclosed on Section 2.11(a) of the Company Disclosure Schedule may be disclosed in Section 2.11(a) of the Supplemental Company Disclosure Schedule. With respect to each plan included on the Company Disclosure Schedule or, with respect to Non-U.S. Plans, on the Supplemental Company Disclosure Schedule, the Company shall indicate whether such plan includes a change in control provision. With respect to each Company Employee Plan or Affiliate Plan listed in Section 2.11(a) of the Company Disclosure Schedule, the Company has made available to Acquiror, and with respect to each Non-U.S. Plan listed in the Supplemental Company Disclosure Schedule, the Company will make available to Acquiror at such time as the Supplemental Company Disclosure Schedule is delivered to Acquiror, to the extent applicable: (i) each such written Company Employee Plan (and, with respect to Non-U.S. Plans that provide equity-based benefits, a written description in English of such Non-U.S. Plan that is written in a language other than English) and any related trust agreement, insurance and other contract (including a policy), if any, the most recently prepared summary plan description, if any, summary of material modifications the substance of which is not already incorporated in the corresponding summary plan description or Company Employee Plan document, if any, and written communications distributed to plan participants that would reasonably be expected to materially modify the terms of any Company Employee Plan, whether through information actually conveyed in the communication or a failure to convey information; (ii) the three most recent annual reports on Form 5500 series (or equivalent filing with respect to Non-U.S. Plans), with accompanying schedules and attachments, filed with respect to each Company Employee Plan, whether maintained in the U.S. or a Non-U.S. Plan, required to make such a filing, provided, however, that other than the most recent Form 5500 with accompanying schedules and attachments, such materials may be made available to Acquiror at such time as the Supplemental Company Disclosure Schedule is delivered to Acquiror; (iii) the most recent actuarial valuation, if any, for each Company Employee Plan and Affiliate Plan subject to Title IV of ERISA and for each Non-U.S. Plan, to the extent applicable; (iv) the latest reports, if any, which have been filed with the Department of Labor ("DOL") to satisfy the alternative method of compliance for pension plans for certain selected employees pursuant to DOL regulation Section 2520.104-23; and (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

         (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule or, with respect to Non-U.S. Plans, the Supplemental Company Disclosure Schedule, (i) none of the Company Employee Plans or Affiliate Plans promises or provides material medical or other material welfare benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company or its subsidiary or affiliate terminates, other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), or any similar state or non-U.S. laws; (ii) none of the Company Employee Plans or Affiliate Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA and no Non-U.S. Plan is a multiemployer plan, no Company Employee Plan or Affiliate Plan has incurred any withdrawal liability that remains unsatisfied and the transactions contemplated hereby are not reasonably likely to result in the assessment of any withdrawal liability; (iii) neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any other party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code), has engaged in a transaction with respect to any Company Employee Plan or Affiliate Plan which would reasonably be expected to subject the Company or any subsidiary, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code that would reasonably be expected to have a Material Adverse Effect; (iv) with respect to the Company Employee Plans, neither the Company or any of its subsidiaries, nor any executive of the Company or one of its subsidiaries as fiduciary of the Company Employee Plans or, to the knowledge of the Company, any other fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, except for such breach that would not reasonably be expected to have a Material Adverse Effect; (v) all Company Employee Plans, and all Affiliate Plans have been established and maintained in accordance with their terms and have been operated in compliance with the requirements of applicable law (including, but not limited to, to the extent applicable, the notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998) except for such failure as would not reasonably be expected to have a Material Adverse Effect; (vi) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS"), and nothing has occurred which would reasonably be expected to result in the disqualification of any such plan; (vii) all contributions required to be made with respect to any Company Employee Plan (whether pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement, or otherwise) have been made or accrued on the Company's financial statements on or before their due dates (including any extensions thereof), except to the extent any failure to have made or accrued such a contribution on or before its due date could not reasonably be expected to result in a current or future liability that would reasonably be expected to have a Material Adverse Effect; (viii) no Company action has occurred that resulted or, pursuant to applicable non-U.S. law, is reasonably likely to result in any adverse liability for any Non-U.S. Plan that reasonably would be expected to have a Material Adverse Effect; and
(ix) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans or Affiliate Plans, there are no pending, nor to the Company's knowledge, any threatened, claims, investigations or causes of action with respect to any Company Employee Plan or Affiliate Plan, whether maintained in the U.S. or a Non-U.S. Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company or any subsidiary of the Company, any Company director, officer or employee, any Company Employee Plan, or Affiliate Plan or any fiduciary of a Company Employee Plan or Affiliate Plan that would reasonably be expected to have a Material Adverse Effect.

         (c) The Company has provided to Acquiror a true and complete list of each current or former employee, consultant, officer or director of the Company or any of its subsidiaries who, as of the date hereof, holds (i) any option to purchase the Company Common Stock or commitments for future options, together with the number of shares of the Company Common Stock subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; and (ii) any shares of Company Common Stock that are unvested or subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the shareholder's employment, directorship or other relationship with the Company or any of its subsidiaries or which shares are subject to performance-based vesting.

         (d) To the extent not already included and so labeled in Section 2.11(a) or such other section of the Company Disclosure Schedule as is specifically referenced in Section 2.11(d) of the Company Disclosure Schedule,
Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete (i) list of all material outstanding agreements with any consultants who provide services to the Company or any of its subsidiaries; (ii) list of all material agreements with respect to the services of independent contractors or leased employees who provide services to the Company or any of its subsidiaries, whether or not they participate in any of the Company Employee Plans; (iii) description of any situation in which a material portion of the workforce of a component of the Company or its subsidiaries, whether such component is a subsidiary, unit, work location, line of business or otherwise, is composed of non common law employees, whether consultants, independent contractors or otherwise, which description shall include, if applicable, representative samples of agreements with such non common law employees; and (iv) list of all worker council agreements of the Company or any of its subsidiaries with or relating to its employees, provided, however, that the Company may include the information required pursuant to this Section 2.11(d) on the Supplemental Company Disclosure Schedule.

         (e) No Company Employee Plan or Affiliate Plan is subject to Title IV of ERISA.

         (f) Except as set forth in Section 2.11(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any material payment (including, without limitation, severance, golden parachute or bonus payments or otherwise) becoming due pursuant to any Company Employee Plan to any current or former director, officer, employee or consultant of the Company, (ii) result in any material increase in the amount of compensation or benefits payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company, or (iii) accelerate the vesting or timing of payment of any material benefits or compensation payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company.

         (g) There are no complaints, charges or claims against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened to be brought by or filed with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee, and no conditions exist under which the Company or any of its subsidiaries is reasonably likely to incur any such liability that in each case would reasonably be expected to have a Material Adverse Effect.

         (h) The Company has provided or made available to Acquiror (i) with respect to each participant in the Company's executive severance plans, whether such employee has entered into an agreement or a provision of an agreement prohibiting or restricting such employee from accepting employment or otherwise engaging in activity that is in competition with the business of the Company or its subsidiaries (other than with respect to the use of confidential information or trade secrets) after the termination of such individual's employment with the Company (a "Non-Competition Agreement"); and (ii) a description of those classes of employees that are required to execute a Non-Competition Agreement, provided, however, that the Company may include the information required under clauses (i) and (ii) of this Section 2.11(h) in Section 2.11(h) of the Supplemental Company Disclosure Schedule.

         SECTION 2.12 Employment and Labor Matters. Except as set forth in
Section 2.11(b) or Section 2.12 of the Company Disclosure Schedule, or in the Company SEC Documents or, in the case of non-U.S. agreements, contracts or activities referred to in Subsection (b), Section 2.12 of the Supplemental Company Disclosure Schedule:

         (a) Each of the Company and its subsidiaries is in compliance, and has not failed to be in compliance as a result of which it would reasonably be expected now or in the future to have liability, with all applicable U.S. and non-U.S. laws, agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of the Company or any of its subsidiaries including all such U.S. and non-U.S. laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Authority, except where the failure to be or have been in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any of its subsidiaries is a party to any U.S. or non-U.S. collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries.

         (c) Neither the Company nor any of its subsidiaries is in breach of any U.S. or non-U.S. collective bargaining agreement or labor union contract, or has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which breach, strike, slowdown, work stoppage, lockout or threat would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 2.13 Registration Statement; Proxy Statement/Prospectus. (a) Subject to the accuracy of the representations of Acquiror in Section 3.10:

         (i) the information supplied by the Company specifically for inclusion in the Registration Statement pursuant to which the Guarantor Common Shares to be issued in connection with the Offer and the Merger will be registered with the SEC shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading;

         (ii) neither the Schedule 14D-9 nor any of the information supplied by the Company specifically for inclusion in the Offer Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders of the Company, or at any time Acquiror initially accepts for exchange Shares pursuant to the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading; and

         (iii) the information supplied by the Company specifically for inclusion in the proxy statement/prospectus in connection with the Company Stockholders Meeting (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") will not, at the time the Proxy Statement/Prospectus, if any, is filed with the SEC or first sent to stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) If at any time prior to the Effective Time any event or circumstance relating to the Company, any of its affiliates, officers or directors is discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Offer Documents, the Schedule 14D-9 or the Proxy Statement/Prospectus, the Company will promptly inform Acquiror.

         (c) The Schedule 14D-9 shall comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

         (d) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Guarantor or Acquiror or any of their respective affiliates which is included or incorporated by reference in, or furnished in connection with the preparation of, the Offer Documents, the Schedule 14d-9, the Registration Statement or the Proxy Statement/Prospectus.

         SECTION 2.14 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Documents, to the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, or restricting any transactions (including payment of dividends and distributions) between the Company and its subsidiaries, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 2.15 Title to Property. Except as set forth in Sections
2.15 and 2.19(b) of the Company Disclosure Schedule or the Company SEC Documents, each of the Company and its subsidiaries has good title to all of its owned real properties and other owned assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 2001 Balance Sheet; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 2.16 Taxes. Except as set forth or referred to in Section 2.16 of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

         (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2001 Company Balance Sheet have been established or which are being contested in good faith. There are no claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or, to the knowledge of the Company, threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 2001 Company Balance Sheet have been established or which are being contested in good faith). Neither the Company nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any Tax Return. To the best knowledge of the Company, there are no liens for amounts of Taxes on the assets of the Company or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent the Company or any of its subsidiaries with respect to Taxes. Other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to any amounts of Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes and except for provisions in agreements for the divestiture of subsidiaries, assets or business lines of the Company or its subsidiaries that require the Company or its subsidiaries (as applicable) to indemnify a purchaser or purchaser group for amounts of Taxes of the Company or its subsidiaries (as applicable) in the nature of sales or similar Taxes incurred as a consequence of any such divestiture transactions), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to any amounts of Taxes.

         (b) For purposes of this Agreement, the term "Tax" shall mean any United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative, or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

         SECTION 2.17 Environmental Matters. (a) Except as set forth in
Section 2.17(a) to the Company Disclosure Schedule or in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are and at all times have been in compliance with the Environmental Laws, which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

         (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule or the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed.

         (c) Except as set forth on Section 2.17(c) of the Company Disclosure Schedule or in the Company SEC Documents, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in Section 2.17(d) of the Company Disclosure Schedule or the Company SEC Documents, (i) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, CERCLIS, or state Superfund site list, and the Company and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries; (iii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls ("PCBs") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

         (e) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all Company Permits that the Company is required to have obtained under Environmental Laws have been obtained and are maintained by the Company, were duly issued by the appropriate Governmental Authority, are in full force and effect and are not subject to appeal. The Company has not received notice, or otherwise has no knowledge, that any Company Permit has been or will be, rescinded, terminated, limited, or amended, which rescission, termination, limitation or amendment would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Company. No additional capital expenditures will be required by the Company for purposes of compliance with the terms or conditions of any Company Permits or Company Permit renewals, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require the assignment or transfer of any Company Permit, except for (i) non-assignability or non-transferability of Company Permits which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) those Company Permits that may be assigned or transferred on or prior to the Effective Time without the consent of any Person and without causing any such Company Permit to be rescinded, terminated or limited.

         (f) For purposes of this Agreement:

         (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (in each case in writing or, if not in writing, to the knowledge of the Company) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release or threat of release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

         (ii) "Environmental Laws" means, as they exist on the date hereof, all applicable United States federal, state, local and non-U.S. laws, regulations, codes and ordinances, relating to pollution or protection of human health (as relating to the environment or the workplace) and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq., Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 et seq., Toxic Substances Control Act ("TSCA"), 15 U.S.C.ss. 2601 et seq., Occupational Safety and Health Act ("OSHA"), 29 U.S.C.ss. 651 et seq., the Clean
Air Act, 42 U.S.C.ss. 7401 et seq., the Clean Water Act, 33 U.S.C.ss. 1251 et seq., each as may have been amended or supplemented, and any applicable environmental transfer statutes or laws.

         (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products and by-products, asbestos-containing materials, PCBs, and any other chemicals, pollutants, substances or wastes, in each case regulated under any Environmental Law.

         SECTION 2.18 Brokers. No broker, finder or investment banker, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Acquiror a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

         SECTION 2.19 Intellectual Property. (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks, copyrights, and registrations and applications therefor, licenses, trade names, Internet domain names, know-how, trade secrets, computer software programs and development tools and proprietary information, technologies and processes, and all documentation and media describing or relating to the above, in any format, whether hard copy or machine-readable only. As used herein, "Company Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

         (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all the Company Intellectual Property Assets that are used in and are material to the business of the Company and its subsidiaries as currently conducted, without infringing or violating the rights of others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (c) Except as set forth in Section 2.19(c) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, are threatened by any person with respect to the Company Intellectual Property Assets, or (ii) are currently pending or threatened by any person with respect to the Intellectual Property Assets of a third party (the "Third Party Intellectual Property Assets") to the extent arising out of any use, reproduction or distribution of, or of products or methods covered by, such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

         (d) Except as set forth in Section 2.19(d) of the Company Disclosure Schedule, there are no valid grounds for any bona fide claim to the effect that the manufacture, offer for sale, sale, licensing or use of any product, system or method either (i) now used, offered for sale, sold or licensed or, (ii) to the Company's knowledge as of the date hereof, scheduled for commercialization prior to the first anniversary of the date hereof, in each case by or for the Company or any of its subsidiaries, infringes on any Third Party Intellectual Property Assets, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (e) Section 2.19(e) of the Company Disclosure Schedule or, in the case of non-U.S. Company Intellectual Property only, Section 2.19(e) of the Supplemental Company Disclosure Schedule sets forth a list, to the Company's knowledge, of (i) all material patents and patent applications owned by the Company and/or each of its subsidiaries worldwide; (ii) all material trademark and service mark registrations and all trademark and service mark applications;
(iii) all material common law trademarks, material trade dress and material slogans; (iv) all material trade names owned by the Company and/or each of its subsidiaries worldwide; (v) all material copyright registrations and copyright applications owned by the Company and/or each of its subsidiaries worldwide;
(vi) all Internet domain name registrations owned by the Company and/or its subsidiaries worldwide; and (vii) all licenses owned by the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names, Internet domain names, or copyrights listed in Section 2.19(e) of the Company Disclosure Schedule or the Supplemental Company Disclosure Schedule which are material to the Company or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company, except for any licenses of software programs that are commercially available "off the shelf." Section 2.19(e) of the Company Disclosure Schedule and Section 2.19(e) of the Supplemental Disclosure Schedule, collectively, will not fail to disclose any Company Intellectual Property Asset where the failure to own or license such Company Intellectual Property Asset would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Section 2.19(e)(viii) of the Company Disclosure Schedule or, with respect to non-U.S. matters only, Section 2.19(e)(viii) of the Supplemental Company Disclosure Schedule, the Company and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, Internet domain names, copyright registrations and copyright applications and licenses set forth in Section 2.19(e) of the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (f) To the knowledge of the Company, except as set forth in Sections 2.19(e)(viii) or 2.19(f) of the Company Disclosure Schedule or in the Company SEC Documents or, with respect to non-U.S. matters only, Section 2.19(f) of the Supplemental Company Disclosure Schedule: (i) each U.S. and material non-U.S. patent, trademark or service mark registration and copyright registration of the Company and/or each of its subsidiaries is valid and subsisting and (ii) each material license of the Company Intellectual Property Assets listed on Section 2.19(e) of the Company Disclosure Schedule is valid, subsisting and enforceable.

         (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company's material Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries.

         SECTION 2.20 Interested Party Transactions. Except as set forth in
Section 2.20 of the Company Disclosure Schedule or the Company SEC Documents or for events as to which the amounts involved do not, in the aggregate, exceed $300,000, since the Company's proxy statement dated October 6, 2000, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 2.21 Insurance. Except as set forth in Section 2.21 of the Company Disclosure Schedule or the Company SEC Documents, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount appropriate for the businesses conducted by the Company, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 2.22 Product Liability and Recalls. (a) Except as set forth in
Section 2.22(a) of the Company Disclosure Schedule or the Company SEC Documents, to the Company's knowledge, there is no claim, pending or threatened, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (b) Except as set forth in Section 2.22(b) of the Company Disclosure Schedule or the Company SEC Documents, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 2.23 Opinion of Company Financial Advisor. The Board of Directors of the Company has been advised by the Company Financial Advisor to the effect that in its opinion, as of the date of this Agreement, the consideration to be received by the Company's stockholders in the Transaction is fair from a financial point of view to such holders.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror hereby represents and warrants to the Company as follows:

         SECTION 3.01 Organization and Qualification; Subsidiaries. (a) Each of Guarantor and Acquiror is duly incorporated, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect. Each of Guarantor and Acquiror is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Acquiror has heretofore made available to the Company true and complete copies of Guarantor's Memorandum of Association and Bye-Laws, as amended to date (the "Guarantor Charter Documents").

         (b) Each subsidiary of Guarantor is an entity duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the laws of its jurisdiction of organization, has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each subsidiary of Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. All of Guarantor's significant subsidiaries and their respective jurisdictions of incorporation are included in the subsidiary list contained in Guarantor's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (the "Guarantor 2000 Form 10-K").

         SECTION 3.02 Capitalization. (a) The authorized capital stock of Guarantor consists of 2,500,000,000 Guarantor Common Shares and 125,000,000 Preference Shares, par value $1.00 per share ("Guarantor Preference Shares"). As of June 30, 2001 (i) 1,935,521,933 Guarantor Common Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and none of which have been issued in violation of preemptive or similar rights, (ii) one Guarantor Preference Share has been designated as a Super Voting Preference Share and is validly issued, fully paid and non-assessable and not issued in violation of preemptive or similar rights, and
(iii) no more than 9,000,000 Guarantor Common Shares and no Guarantor Preference Shares were held by subsidiaries of Guarantor. As of June 30, 2001, no more than 243,000,000 Guarantor Common Shares were reserved for issuance upon exercise of stock options issued under Guarantor's stock option plans.

         (b) Except (i) as set forth in Section 3.02(a), (ii) for changes since June 30, 2001 resulting from the exercise of stock options, (iii) for securities of Guarantor or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Guarantor set forth in the Guarantor SEC Documents and the conversion or exchange thereof, (iv) for other rights to acquire immaterial (individually and in the aggregate) amounts of Guarantor Common Shares and changes resulting from the exercise thereof, (v) for changes resulting from the grant of stock based compensation to directors or employees or (vi) for changes resulting from the issuance of stock or other securities in connection with a merger or other acquisition or business combination, an underwritten public offering or an offering pursuant to Rule 144A under the Securities Act approved by Guarantor's Board of Directors and undertaken in compliance with Section 4.03(b), as applicable, there are no outstanding (x) shares of capital stock or voting securities of Guarantor, (y) securities of Guarantor convertible into or exchangeable for shares of capital stock or voting securities of Guarantor or (z) options or other rights to acquire from Guarantor or other obligations of Guarantor to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Guarantor. Except as set forth in the Guarantor SEC Documents (as defined in Section 3.05), there are no outstanding obligations of Guarantor or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its equity securities.

         (c) The Guarantor Common Shares to be delivered as Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right.

         SECTION 3.03 Authority Relative to this Agreement. (a) The execution, delivery and performance by Guarantor and Acquiror of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Guarantor and Acquiror of the transactions contemplated hereby and thereby, as applicable, are within the respective corporate powers of Guarantor and Acquiror and have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding agreement of Acquiror enforceable against Acquiror in accordance with its terms, and the Guarantee has been duly and validly executed and delivered and constitutes a valid and binding agreement of Guarantor enforceable against it in accordance with its terms.

         (b) At a meeting duly called and held, or by written consent in lieu of meeting, the Board of Directors of Acquiror has (i) determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Acquiror, and (ii) approved this Agreement and the transactions contemplated hereby. At a meeting duly called and held, the Executive Committee of the Guarantor's Board of Directors has approved the Guarantee and the transactions contemplated thereby and the issuance of the Guarantor Common Shares to be delivered to the Company stockholders in connection with the Merger.

         SECTION 3.04 No Conflicts; Required Filings and Consents. (a) The execution, delivery and performance by Acquiror of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Acquiror and Guarantor of the Offer and the Merger and the other transactions contemplated hereby and thereby, as applicable, require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of Articles of Merger with the Secretary of State of the State of Nevada and a Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the HSR Act and applicable Non-U.S. Monopoly Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any applicable state securities laws, the NYSE, the London Stock Exchange and the Bermuda Stock Exchange, (iv) compliance with Environmental, Health and Safety Laws and (v) any actions or filings the absence of which would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect or materially impair the ability of Acquiror to consummate the Offer and the Merger and the other transactions contemplated by this Agreement or the ability of Guarantor to fulfill its obligations under the Guarantee.

         (b) The execution, delivery and performance by Acquiror of this Agreement, the execution, delivery and performance by Guarantor of the Guarantee and the consummation by Acquiror and Guarantor of the Offer and the Merger and other transactions contemplated hereby and thereby, as applicable, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Guarantor Charter Documents or the articles of incorporation or bylaws of Acquiror (or equivalent organizational documents),
(ii) assuming compliance with the matters referred to in Section 3.04(a), contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree applicable to Guarantor or any of its subsidiaries, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Guarantor or any of its subsidiaries is entitled under any provision of any Material Agreement or instrument binding upon Guarantor or any of its subsidiaries or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Acquiror and its subsidiaries; provided that, for purposes of this Subsection 3.04(b)(iii), "Material Agreement" shall mean any agreement identified in the Guarantor 2000 Form 10-K or in any of Guarantor's quarterly reports on Form 10-Q filed with respect to any quarter of its 2001 fiscal year or any agreement entered into since the date of Guarantor's latest quarterly report on Form 10-Q that would be required to be so identified in Guarantor's Annual Report on Form 10-K for the year ended September 30, 2001 or (iv) result in the creation or imposition of any encumbrance on any material asset of Guarantor or any of its subsidiaries.

         SECTION 3.05 Compliance. (a) Except as set forth in the reports, schedules, forms, statements, registration statements, proxy statements and other documents (the "Guarantor SEC Documents") filed by the Guarantor with the SEC since September 30, 2000 and prior to the date of this Agreement, including those incorporated therein by reference and not superseded by other Guarantor SEC Documents, neither Guarantor nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Guarantor or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Guarantor or any of its subsidiaries is a party or by which Guarantor or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (b) No investigation by any Governmental Authority with respect to the Guarantor or its subsidiaries is pending or, to the knowledge of Guarantor, threatened, except as disclosed in the Guarantor SEC Documents and except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.06 SEC Filings; Financial Statements. (a) Guarantor has filed with the SEC all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed with the SEC since September 30, 1998 (the "Post-1998 Guarantor SEC Documents"). Except as set forth in the Guarantor SEC Documents and taking into account any amendments and supplements filed prior to the date of this Agreement, such Post-1998 Guarantor SEC Documents, (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of and at the time of the circumstances under which they were made, not misleading. Except for Tycom Ltd. and The CIT Group, Inc., none of the Guarantor's subsidiaries is required to file with the SEC periodic reports pursuant to the Exchange Act.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1998 Guarantor SEC Documents were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Post-1998 Guarantor SEC Documents), and each fairly presents in all material respects, the consolidated financial position of Guarantor and its consolidated subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that for purposes of the foregoing representation, the unaudited interim financial statements (i) should be read in conjunction with the Guarantor's consolidated financial statements contained in the Guarantor 2000 Form 10-K, and (ii) were or are subject to normal and recurring year end adjustments which were not or are not expected to be material in amount.

         SECTION 3.07 Absence of Certain Changes or Events. Except as set forth in the Guarantor SEC Documents, since September 30, 2000, the business of Guarantor and its subsidiaries has been conducted in the ordinary course and there has not occurred: (i) any change, effect or circumstance, including any damage to, destruction or loss of any asset of Guarantor (whether or not covered by insurance) constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Guarantor Charter Documents, except as necessary to designate Guarantor's Super Voting Preference Share; (iii) any material change by Guarantor in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date of this Agreement); or (iv) any sale of a material amount of assets of Guarantor, except in the ordinary course of business.

         SECTION 3.08 No Undisclosed Liabilities. Except as set forth in the Guarantor SEC Documents, neither Guarantor nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Guarantor's unaudited balance sheet (including any related notes thereto) as of March 31, 2001 included in Guarantor's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2001 (the "2001 Guarantor Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Guarantor Balance Sheet, (c) incurred since March 31, 2001 in the ordinary course of business, (d) incurred in connection with this Agreement or the Offer or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 3.09 Absence of Litigation. Except as set forth in the Guarantor SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Guarantor, threatened against Guarantor or any of its subsidiaries, or any properties or rights of Guarantor or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 3.10 Registration Statement; Proxy Statement/Prospectus. (a) Subject to the accuracy of the representations of the Company in Section 2.13:

         (i) the Registration Statement, as it may be amended, pursuant to which the Guarantor Common Shares to be issued in connection with the Offer and the Merger will be registered with the SEC shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading;

         (ii) neither the Offer Documents nor any of the information supplied by Guarantor or Acquiror specifically for inclusion in the Schedule 14D-9 will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders of the Company or become effective under the Securities Act, or at any time Acquiror accepts for exchange Shares pursuant to the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading; and

(iii) the Proxy Statement/Prospectus will not, at the time the Proxy Statement/Prospectus is filed with the SEC or first sent to stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at such time and in light of the circumstances under which they were made, not misleading.

         (b) If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its affiliates, officers or directors should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Offer Documents, the 14D-9 or the Proxy Statement/Prospectus, Acquiror will promptly inform the Company.

         (c) The Offer Documents, the Registration Statement and Proxy Statement/Prospectus shall comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

         (d) Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Company which is included or incorporated by reference in, or furnished in connection with the preparation of, the Offer Documents, the Registration Statement or the Proxy Statement/Prospectus.

         SECTION 3.11 Brokers. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Acquiror or Guarantor who might be entitled to any fee or commission from Acquiror, Guarantor or any of their respective affiliates in connection with the transactions contemplated by this Agreement.

         SECTION 3.12 Ownership of Acquiror; No Prior Activities. (a) Acquiror was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

         (b) Except for obligations or liabilities incurred by Acquiror in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquiror has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         SECTION 3.13 Ownership Interest in the Company. Other than by reason of this Agreement or the transactions contemplated hereby, neither Acquiror nor any of its affiliates is, or has been at any time during the previous three years, an "interested stockholder" of the Company, as that term is defined in Section 203 of the DGCL.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 4.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Acquiror shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Acquiror, which, in the case of clauses (c), (d)(iv), (e)(iv), (f), (h), (i) or (j) will not be unreasonably withheld or delayed:

         (a) amend or otherwise change the Company Charter Documents;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof and except for the conversion or redemption of the Company Preferred Stock);

         (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $2 million in the aggregate);

         (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company (other than Sensormatic Electronics Corporation (Puerto Rico)) may declare and pay a dividend to its parent that is not a cross-border dividend and except that dividends may be declared and paid to holders of Company Preferred Stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) except (A) as required by the terms of any security or agreement as in effect on the date hereof and set forth in Sections 2.11(f) or 4.01 of the Company Disclosure Schedule and (B) to the extent necessary to effect withholding to meet minimum tax withholding obligations in connection with the exercise of any Company Stock Option, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing (except that the Company may give notice of redemption and redeem the Company Preferred Stock), (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a stockholder equity interest in the Company, or (v) make any cross-border capital contributions to a subsidiary.

         (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01 of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for (A), after providing Acquiror with prior notice of any such borrowing or reborrowing, borrowings and reborrowings under the Company's or any of its subsidiaries' existing committed or uncommitted credit facilities listed in the Company SEC Documents or on Section 4.01 of the Company Disclosure Schedule in an amount not to exceed the maximum amount available under such credit facilities on the date hereof and (B) other borrowings not in excess of $4 million in the aggregate;
(iii) issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business and except as required by any agreement in effect on the date hereof and identified in Section 4.01 of the Company Disclosure Schedule) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice (but not loans or advances to employees of the Company to fund the exercise price of Company Stock Options or otherwise to purchase shares of the Company Common Stock, except rights of employees to receive such loans or advances as such rights exist on the date hereof); (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $40 million over the next 12-month period; or (v) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

         (f) except as set forth in Section 4.01 of the Company Disclosure Schedule, as required by law or as provided in an existing obligation of the Company, (i) increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary, wages or bonuses of employees of the Company or its subsidiaries, including in connection with promotions, in accordance with past practices; (ii) grant any severance or termination pay (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations or in accordance with past practice) to, or enter into or amend any employment or severance agreement, with any current or prospective employee of the Company or any of its subsidiaries, except for new hire employees and promotions in the ordinary course of business whose annual salary does not exceed $100,000 and whose severance benefits do not exceed one times annual salary; or (iii) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, including, without limitation, any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law or existing agreement or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement;

         (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof;

         (h) make any Tax election or settle or compromise any United States federal, state, local or non-U.S. Tax liability;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $5 million in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Documents or incurred in the ordinary course of business and consistent with past practice or incurred in connection with this Agreement and the transactions contemplated hereby;

         (j) enter into, modify or renew any contract, agreement or arrangement, whether or not in writing, for the licensing of its technology other than user licenses and license-back agreements for technology acquired or co-developed after the date of this Agreement; or

         (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (j) above, or any action which would reasonably be expected to make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         Additionally, the Company shall use its commercially reasonable efforts to obtain any and all written consents of customers which, pursuant to the terms of any contracts, agreements or arrangements with such customers, are required to prevent the termination of such contracts, agreements or arrangements in connection with, or as a result of, the transactions contemplated by this Agreement, except if and insofar as the failure to obtain such consents would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 4.02 No Solicitation. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or knowingly encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, reasonably be expected to constitute a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and a subsidiary of Guarantor or (ii) subject to compliance with the other terms of this Section 4.02, including Sections 4.02(c) and (d), considering and negotiating a bona fide Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal not solicited in violation of this Agreement; provided, however, that, as to each of clauses (i) and (ii), the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be CGSH) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

         For purposes of this Agreement, "Alternative Transaction" means any of
(i) a transaction pursuant to which any person (or group of persons) other than Acquiror or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires or would acquire more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company or any Company Significant Subsidiary, other than the transactions contemplated by this Agreement; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

         For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the Company Common Stock entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (after consultation with a financial advisor of nationally recognized reputation, which may be the Company Financial Advisor) to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Acquiror; provided, however, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions.

         (b) The Company shall notify Acquiror promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or any subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Acquiror shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company or any subsidiary, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall keep Acquiror fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request. The Company shall also promptly notify Acquiror, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal.

         (c) (i) Except to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be CGSH) that it is or is reasonably likely to be required to act to the contrary in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into any, Acquisition Proposal, it may take such contrary action only after the second full business day following Acquiror's receipt of written notice of the Board of Directors' intention to do so), neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval by such Board of Directors of this Agreement, the Offer or the Merger.

         (ii) Notwithstanding the foregoing, the Board of Directors may recommend and the Company or its directors, officers, employees, agents and affiliates may advise the Company's stockholders, at any time prior to consummation of the Offer, to delay the tender of their Shares into, or temporarily withdraw tendered Shares from, the Offer in order to avoid (prior to consummation of the Offer) the occurrence of a "change of control" or similar event from occurring which may require prepayment pursuant to any indebtedness of the Company. It is hereby agreed that any such recommendation or advice by the Board of Directors or the Company or its directors, officers, employees, agents and affiliates shall not be deemed a withdrawal or modification of, or a proposal to withdraw or modify in any respect, the Recommendations or a breach of this Agreement.

         (d) The Company and the Board of Directors of the Company shall not enter into any agreement (other than a confidentiality agreement entered into not in violation of Section 4.02(a)) with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction, unless this Agreement has been terminated in accordance with its terms.

         (e) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation or by the NYSE.

         (f) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Acquiror) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party, except for a release from standstill provisions in connection with a Superior Proposal.

         (g) The Company shall ensure that the officers and directors of the Company and the Company's subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02. It is understood that any violation of the restrictions set forth in this Section 4.02 by any officer or director of the Company or the Company subsidiaries, by any investment banker, attorney or other advisor or representative of the Company retained in connection with this Agreement and the transactions contemplated hereby or by any other advisor or representative of the Company at the direction or with the consent of the Company shall be deemed to be a breach of this Section 4.02 by the Company.

         SECTION 4.03 Conduct of Business by Guarantor Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the initial acceptance of Shares for exchange in the Offer, Acquiror covenants and agrees that, unless the Company shall otherwise agree in writing, Acquiror shall take all action necessary so that (i) Guarantor shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, including actions taken by Guarantor or its subsidiaries in contemplation of the Offer or the Merger or other business acquisitions otherwise in compliance with this Agreement, and (ii) Guarantor shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

         (a) amend or otherwise change the Guarantor Charter Documents;

         (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or prevent the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement;

         (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Guarantor may declare and pay a dividend to its parent, and except that Guarantor may declare and pay quarterly cash dividends on the Guarantor Common Shares of $0.0125 per share consistent with past practice;

         (d) take any action to change its accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof; or

         (e) take or agree in writing or otherwise to take any of the actions described in Sections 4.03(a) through (d) above that would make any of the representations or warranties of Acquiror contained in this Agreement untrue or incorrect or prevent Acquiror from performing or cause Acquiror not to perform its covenants hereunder.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01 Stockholder Approval; Preparation of Post-Effective Amendment and Proxy Statement/Prospectus. (a) If Section 5.02(c) shall not apply and approval of the Company's stockholders is required by applicable law in order to consummate the Merger, the Company shall, and Acquiror shall cause Guarantor to, as soon as practicable following the acceptance of Shares pursuant to the Offer, prepare, and the Company shall file with the SEC, the Proxy Statement/Prospectus with respect to the Company Stockholders Meeting, and the Company shall, and Acquiror shall cause Guarantor to, prepare and Acquiror shall cause Guarantor to file with the SEC a post-effective amendment to the Registration Statement (the "Post-Effective Amendment") for the offer and exchange of the Guarantor Common Shares pursuant to the Merger and in which the Proxy Statement/Prospectus will be included as a prospectus. The Company shall, and Acquiror shall cause Guarantor to, use all reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing and to maintain such effectiveness for so long as shall be required for the issuance of the Guarantor Common Shares in the Merger. The Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. Acquiror shall also cause Guarantor to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under the applicable state securities laws in connection with the issuance of Guarantor Common Shares in the Offer and the Merger, and the Company shall furnish to Guarantor all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement/Prospectus. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment or the Proxy Statement/Prospectus will be made by the Company or the Guarantor, without providing the other party a reasonable opportunity to review and comment thereon.

         (b) Acquiror will advise the Company, promptly after Guarantor receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Guarantor Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Acquiror, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Acquiror, or any of their respective affiliates, officers or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to either of the Post-Effective Amendment or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

         (c) The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of approval of the Merger and adoption of this Agreement. Notwithstanding anything to the contrary set forth in this Section 5.01 or Section 5.02, the Company shall not be obligated to take the action set forth in the preceding sentence of this Section 5.01(c) or to take the actions set forth in Section 5.02 to the extent that the Board of Directors of the Company determines (after due consultation with independent counsel, which may be CGSH) that such action is, or is reasonably likely to be, inconsistent with the proper discharge of its fiduciary duties.

         SECTION 5.02 Company Stockholders Meeting. (a) If Section 5.02(c) shall not apply and approval of this Agreement by the Company's stockholders is required by applicable law in order to consummate the Merger, the Company shall, prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective, establish a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement, and the Company shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders and to hold the Company Stockholders Meeting as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. The Company shall solicit from its stockholders proxies in favor of approval of this Agreement and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval.

         (b) Acquiror agrees to vote all Shares acquired in the Offer or otherwise beneficially owned by Acquiror, Guarantor or any of their subsidiaries in favor of adoption of this Agreement and approval of the Merger at the Company Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the Merger in accordance with Section 92A.190 of the NGCL and
Section 252 of the DGCL, on the terms and subject to the conditions set forth in this Agreement.

         (c) Notwithstanding the foregoing, if Acquiror shall acquire at least 90% of the Fully Diluted Shares in the Offer, the parties hereto shall take all necessary actions to cause the Merger to become effective, as soon as practicable after the expiration of the Offer and the redemption of any outstanding Company Preferred Stock, without a meeting of stockholders of the Company, in accordance with Section 92A.190 of the NGCL and Section 253 of the DGCL.

         SECTION 5.03 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to) and Acquiror shall cause Guarantor and its subsidiaries to (i) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during reasonable hours, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to the properties, books, contracts, commitments and records of the Company or the Guarantor, as applicable, and, (ii) during such period, furnish promptly to the other all information concerning the business, properties and personnel of the Company or the Guarantor, as applicable, as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's or Guarantor's, as applicable, business, properties and personnel as either Acquiror or the Company may reasonably request. Such information shall be kept confidential in accordance with the terms of the confidentiality agreement, dated July 5, 2001 (the "Confidentiality Agreement"), between Guarantor and the Company.

         SECTION 5.04 Consents; Approvals. The Company and Acquiror shall each use its reasonable best efforts (and Acquiror shall cause Guarantor to use its reasonable best efforts) to obtain and to cooperate with each other in order to obtain as promptly as practicable all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-U.S. governmental and regulatory rulings and approvals), and the Company and Acquiror shall make (and Acquiror shall cause Guarantor to make) as promptly as practicable all filings (including, without limitation, all filings with United States and non-U.S. governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Acquiror and the consummation by them of the transactions contemplated hereby. The Company and Acquiror shall promptly furnish (and Acquiror shall cause Guarantor to furnish) all information required to be included in the Offer Documents, Schedule TO, Schedule 14D-9, the filing pursuant to Section 14(f) and Rule 14f-1 of the Exchange Act, Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-U.S. governmental body in connection with the transactions contemplated by this Agreement. The Company shall, and Acquiror shall cause Guarantor to, cause all documents that it is responsible for filing with the SEC or other regulatory authorities under
Section 5.01 and this Section 5.04 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

         SECTION 5.05 Agreements with Respect to Affiliates. The Company shall deliver to Acquiror, prior to the date the Post-Effective Amendment becomes effective under the Securities Act, a letter (the "Company Affiliate Letter") identifying all persons who are anticipated to be "affiliates" of the Company at the time of the Company Stockholders Meeting for purposes of Rule 145 under the Securities Act ("Rule 145"). The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the Company Affiliate Letter to deliver to Acquiror, prior to the date of the initial acceptance of Shares for exchange in the Offer, a written agreement (an "Affiliate Agreement") restricting the sales of Guarantor securities by such affiliates in accordance with the restrictions on affiliates under Rule 145, in a form mutually agreeable to the Company and Acquiror.

SECTION 5.06 Indemnification and Insurance. (a) The Articles of
Incorporation and Bylaws of the Surviving Corporation shall contain all the provisions with respect to indemnification set forth in the Company Charter Documents on the date hereof, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

         (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws, indemnify and hold harmless each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; provided that the Indemnified Parties shall be required to reimburse the Surviving Corporation for such payments in the circumstances and to the extent required by the Company Charter Documents, any applicable contract or agreement or applicable law; and
(iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Party with respect to whom such a conflict exists (or group of such Indemnified Parties who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

         (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the employee parties under such agreements being referred to as the "Covered Persons") with the Company's directors and officers existing at or before the Effective Time.

         (d) In addition, Acquiror shall provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Acquiror and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

         (e) From and after the Effective Time, Acquiror shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.06.

         (f) Nothing contained in this Section 5.06 is intended to limit in any manner and at any time rights that any Indemnified Party may have under and in accordance with all provisions of the Company Charter Documents, including, but not limited to, rights under the respective Article of the Company's Restated Certificate of Incorporation and the respective Article of the Company's Bylaws in each case dealing with indemnification, or any contract or agreement in effect on the date hereof or whose execution following the date hereof is permitted by the terms of this Agreement, which rights shall survive the Effective Time and shall be binding on the Surviving Corporation and all successors and assigns of the Surviving Corporation, in accordance with their respective terms.

         (g) This Section 5.06 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties and the Covered Persons.

         SECTION 5.07 Notification of Certain Matters. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company or Acquiror, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for purposes of Section 7.01(h) unless the failure to give such notice results in material prejudice to the other party.

         SECTION 5.08 Further Action/Tax Treatment. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to, take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall include, without limitation,
(i) the obligation by the Company to, and (ii) the obligation by Guarantor to, and/or to permit the Company to, agree to divest, abandon, license, hold separate or take similar action with respect to any assets (tangible or intangible) which are, in the aggregate, not material to Guarantor or the Company, as applicable (but shall not include any obligation by Guarantor to agree to divest, abandon, license, hold separate or take similar action with respect to any assets (tangible or intangible) material, in the aggregate, to Guarantor or the Company, as applicable).

         (b) Notwithstanding anything herein to the contrary, each of Acquiror and the Company shall, and Acquiror shall cause Guarantor to, use its reasonable best efforts to cause the Transaction to qualify, and will not (either before or after the Merger) take any actions, or fail to take any action, which could reasonably be expected to prevent the Transaction from qualifying as a reorganization under the provisions of Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-3(c) (other than with respect to Company stockholders who are or will be "five-percent transferee shareholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii) and do not enter into five-year gain recognition agreements in the form provided in Treasury Regulation Section 1.367(a)-8). Acquiror shall, and shall cause the Surviving Corporation and Guarantor to, report, to the extent required by the Code or the regulations thereunder, the Transaction for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Each of Acquiror and the Company shall make, and shall cause their affiliates (including Guarantor) to make, such representations, warranties and covenants as shall be requested reasonably in the circumstances by PricewaterhouseCoopers LLP and CGSH in order for such firms to render their opinions referred to in Section 1.01(e).

         SECTION 5.09 Public Announcements. Acquiror and the Company shall consult with each other before issuing any press release or making any written public statement with respect to the Transaction or this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law (including, without limitation, Rules 165 and 425 under the Securities Act and Rule 14a-12 under the Exchange Act) or the rules and regulations of the NYSE if it has used all reasonable efforts to consult with the other party.

         SECTION 5.10 Guarantor Common Shares. (a) Acquiror shall take all action necessary so that Guarantor shall transfer to Acquiror the Guarantor Common Shares to be delivered by Acquiror to the holders of Company Common Stock in the Transaction.

         (b) Acquiror will take all action necessary so that Guarantor will use its best efforts to cause the Guarantor Common Shares to be delivered by Acquiror to the holders of Company Common Stock in the Transaction to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

         SECTION 5.11 Conveyance Taxes. Acquiror and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company shall be responsible for the payment of all such taxes and fees.

         SECTION 5.12 Stock Incentive Plans; Restricted Shares; Other Programs.
(a) At the Effective Time, Acquiror shall, and shall cause its affiliates to, take all necessary action to provide that each outstanding Company Stock Option shall become fully vested and exercisable and otherwise will continue to have, and be subject to, the same terms and conditions set forth in the relevant Company Stock Option Plan and applicable award agreement immediately prior to the Effective Time; except that, (i) each Company Stock Option will be fully vested and exercisable for that number of whole Guarantor Common Shares equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such the Company Stock Option, immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of Guarantor Common Shares, and (ii) the per share exercise price for the Guarantor Common Shares issuable upon exercise of such Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such Company Stock option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent (each such Company Stock Option, as modified, an "Adjusted Option"); provided, however, that to the extent that any Company Stock Option qualified as an incentive stock option pursuant to Section 422 of the Code immediately prior to the Effective Time, the provisions of this Section 5.12 shall be applied in good faith to comply with Sections 422 and 424(a) of the Code.

         (b) At the Effective Time, Acquiror and the Company shall cause all restrictions and forfeiture provisions applicable to any outstanding Company Restricted Shares to lapse to the extent provided under any applicable employment, consulting, severance, termination, change in control or similar agreement or arrangement or any award agreement under or relating to any Company Stock Option Plan, in each case, as in effect as of the date hereof, or the Long Term Incentive Plan and shall cause such shares to be converted into Guarantor Common Shares in accordance with Section 1.09.

         (c) Acquiror will cause Guarantor to take all corporate action necessary to reserve for issuance as of or as soon as administratively practicable after the Effective Time a sufficient number of Guarantor Common Shares for delivery upon exercise of the Adjusted Options, or upon the exchange of Company Restricted Shares, and to deliver to holders of Adjusted Options upon the exercise of such options, and to holders of Company Restricted Shares, Guarantor Common Shares registered pursuant to the Securities Act and listed on the NYSE.

         (d) Beginning on the date hereof, the Company shall not establish any new employee stock purchase plans or extend the availability of the Company Stock Purchase Plans to any employees not previously eligible to be included in the Company Stock Purchase Plans, or, in either case, implement any decisions to do the same, whether or not such decisions have been communicated to employees. The Company shall terminate Company Stock Purchase Plans prior to the Effective Time. All shares of Company Common Stock under the Company Stock Purchase Plans shall be treated as all other shares of Company Common Stock. Acquiror shall, to the extent legally and administratively feasible, enable employees of the Company and its subsidiaries to participate in Guarantor's employee stock purchase plan, in a manner consistent with the current practice of Acquiror's affiliates.

         SECTION 5.13 Certain Employee Benefits. (a) From the Effective Time through June 30, 2002 (the "Benefits Continuation Period"), the Surviving Corporation shall provide each person who, as of the Effective Time, is an employee of the Company or any subsidiary of the Company (a "Company Employee") with salary and employee benefits that are comparable in the aggregate to those provided to such Company Employee immediately prior to the Effective Time, provided, however, that (i) the Surviving Corporation shall have the right to amend any Company Employee Plans, including without limitation, any retiree welfare benefit plans or pension benefit plans, in effect as of the Effective Time and (ii) the Surviving Corporation shall have the right to commence the participation of the Company Employees in Acquiror's health and welfare benefit plans effective as of January 1, 2002. During the Benefits Continuation Period, Acquiror shall cause the Surviving Corporation to maintain severance plans, policies and programs for the benefit of each Company Employee that are at least as favorable as the plans, policies and programs applicable to such employees immediately prior to the Effective Time, without amendment or modification adverse to any such employee.

         (b) After the Benefits Continuation Period the Surviving Corporation shall provide the Company Employees with employee benefits that are comparable in the aggregate to those provided to similarly situated employees of subsidiaries of the Guarantor. For the avoidance of doubt, it is understood that the Surviving Corporation shall have no obligation to provide Company Employees with post-termination welfare or pension benefits, except to the extent required by applicable law or contractual agreement.

         (c) With respect to the benefits provided pursuant to this Section 5.13, (i) service accrued by Company Employees during employment with the Company and its subsidiaries (including any predecessor entity) prior to the Effective Time shall be recognized for all purposes, except for benefit accruals with respect to defined benefit pension plans, (ii) any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the applicable Company Employee Plan) and eligibility waiting periods under any group health plan shall be waived with respect to such Company Employees and their eligible dependents, and (iii) Company Employees shall be given credit for amounts paid under a Company Employee Plan during the applicable period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans in which any Company Employee becomes entitled to participate.

         (d) From and after the initial acceptance of Shares for exchange in the Offer, the Company shall and Acquiror shall cause Company to, and from and after the Effective Time, Acquiror shall cause the Surviving Corporation to, honor in accordance with their terms all benefits and obligations under the Company Employee Plans, and consulting agreements including without limitation each employment, retirement, severance and change in control agreement, plan or arrangement, each as in effect on the date of this Agreement (or as amended as contemplated hereby or with the prior written consent of Acquiror); provided, however, that nothing herein shall prevent the Surviving Corporation or any other subsidiary of Guarantor from amending or modifying any employee benefit plan, program or arrangement in any respect in accordance with its terms or, subject to the terms of the Company Employee Plans (as so amended or modified, if applicable), terminating or modifying the terms and conditions of employment or other service of any particular employee or any other person, except in any such case as precluded by law or the terms of a Company Employee Plan.

         (e) If not paid prior to the Effective Time, Acquiror shall cause the Surviving Corporation to pay each Company Employee his or her respective annual bonus for the Company's fiscal year ended June 30, 2001, in accordance with the terms of any applicable Company Employee Plan, program or arrangement and in accordance with the Company's customary practices.

         (f) It is expressly agreed that the provisions of Section 5.13 are not intended to be for the benefit of or otherwise enforceable by any third party, including, without limitation, any Company Employees.

         (g) The Company shall amend its 401(k) savings plan and any other Company Employee Plan which permits participants to elect to invest in stock of the Company, where necessary, to preclude any additional purchases of stock of the Company, as of a date no later than two (2) days prior to the Effective Time, and the Company shall communicate this amendment to the participants in such plans.

         SECTION 5.14 Reports of Tenders. From and after the day following the commencement of the Offer pursuant to Section 1.01(a), Acquiror shall instruct the exchange agent for the Offer (I) to deliver to the Company and to CGSH a daily report (the "Daily Report") at the end of each business day during the period from the day following commencement of the Offer until the Offer is consummated of (i) the total number of Shares tendered and the total number of Shares withdrawn pursuant to the Offer from the day of commencement of the Offer through and including the day of such Daily Report and (ii) the percentage that the total number of tendered Shares represents of the total number of outstanding Shares and (II) to respond to any reasonable inquiries from the Company or CGSH concerning the foregoing matters.

         SECTION 5.15 Accountant's Letters. Upon reasonable notice from the other, the Company shall use its best efforts to cause PricewaterhouseCoopers LLP to deliver to Acquiror, and Acquiror shall use its best efforts to cause PricewaterhouseCoopers to deliver to the Company, a letter covering such matters as are reasonably requested by Acquiror or the Company, as the case may be, and as are customarily addressed in accountants' "comfort letters."

         SECTION 5.16 Compliance with State Property Transfer Statutes. The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws. The Company, after consultation with Acquiror, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws. The Company agrees to provide Acquiror with any documents required to be submitted to the relevant state agency prior to submission, and the Company shall not take any action to comply with applicable state property transfer laws without Acquiror's prior consent, which consent shall not be unreasonably withheld or delayed. Acquiror shall provide, and shall take all action necessary such that Guarantor shall provide, to the Company any assistance reasonably requested by the Company with respect to such compliance.

         SECTION 5.17 Redemption of Company Preferred Stock. The Company shall redeem the Company Preferred Stock in accordance with the announcement and notice specified in Section 1.02(d).

         SECTION 5.18 Prepayment of Company Indebtedness. Following the initial acceptance of Shares for exchange in the Offer, Acquiror shall cause to be provided to the Company funds, in such amount or amounts and at such time or times as shall be required by the Company (i) in order to prepay those of the Company's outstanding 8.21% Senior Notes due January 30, 2003 (the "8.21% Notes") and outstanding 7.74% Senior Notes due March 29, 2006 (the "7.74% Notes", and together with the 8.21% Notes the "Notes") as shall be presented for prepayment in accordance with their terms arising as a result of the consummation of the Offer or (ii) in order to prepay the Notes as may otherwise be required in connection with this Agreement.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         SECTION 6.01 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Effectiveness of the Registration Statement. The Post-Effective Amendment shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Post-Effective Amendment shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

         (b) Stockholder Approval. Unless Section 5.02(c) shall apply, this Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company;

         (c) Antitrust. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Company, Guarantor or Guarantor's Fire and Security Group;

         (d) Governmental Actions. There shall not be in effect any judgment, decree or order of any Governmental Authority, administrative agency or court of competent jurisdiction preventing consummation of the Merger;

         (e) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

         (f) Redemption of Company Preferred Stock. All shares of Company Preferred Stock shall have been redeemed or converted and shall cease to be outstanding.

                                  ARTICLE VII

                                   TERMINATION

          SECTION 7.01 Termination. This Agreement may be terminated:

         (a) prior to the initial acceptance of Shares for exchange in the Offer, by mutual written consent duly authorized by the Boards of Directors of Acquiror and the Company; or

         (b) prior to the initial acceptance of Shares for exchange in the Offer, by either Acquiror or the Company if the initial acceptance of Shares for exchange in the Offer shall not have been consummated on or prior to the Terminal Date; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the acceptance of Shares for exchange in the Offer to occur on or prior to such date; or

         (c) by either Acquiror or the Company if the Offer shall have terminated or expired in accordance with its terms without the exchange of Shares pursuant to the Offer, provided that the right to terminate this Agreement under this Section 7.01(c) shall not be available to any party who failed to fulfill any of its obligations under this Agreement or, whose failure to fulfill such obligations has been the cause of, or resulted in the failure of, any conditions to the Offer to be satisfied or the failure to exchange Shares pursuant to the Offer; or

         (d) at any time prior to the Effective Time by either Acquiror or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger; or

         (e) prior to the initial acceptance of Shares for exchange in the Offer, by Acquiror, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (x) (i) withdraw, modify or change its approval or recommendation of this Agreement, the Offer or the Merger in a manner adverse to Acquiror, (ii) approve or recommend to the stockholders of the Company an Acquisition Proposal or Alternative Transaction; or (iii) approve or recommend that the stockholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction or (y) take any position or make any disclosures to the Company's stockholders permitted pursuant to Section 4.02(e) which has the effect of any of the foregoing; or

         (f) prior to the initial acceptance of Shares for exchange in the Offer, by Acquiror or the Company, if any representation or warranty of the Company or Acquiror, respectively, set forth in this Agreement shall be untrue when made (a "Terminating Misrepresentation"); provided that, if such Terminating Misrepresentation is curable prior to the Designated Expiration Date (as the same may be from time to time extended in accordance with Section 1.01(c)) by the Company or Acquiror, as the case may be, through the exercise of its reasonable best efforts neither Acquiror nor the Company, respectively, may terminate this Agreement under this Section 7.01(f) prior to the Designated Expiration Date except upon not less than five (5) business days' prior notice and thereafter for so long as the Company or Acquiror, as the case may be, continues to exercise such reasonable best efforts; or

         (g) prior to the initial acceptance of Shares for exchange in the Offer, by Acquiror or the Company, if any representation or warranty of the Company or Acquiror, respectively, set forth in this Agreement (other than those made as of a specified date), shall have become untrue (a "Terminating Change"), in either case other than by reason of a Terminating Breach; provided that, if any such Terminating Change is curable, prior to the Designated Expiration Date (as the same may be from time to time extended in accordance with Section 1.01(c)), by the Company or Acquiror, as the case may be, through the exercise of its reasonable best efforts, neither Acquiror nor the Company, respectively, may terminate this Agreement under this Section 7.01(g) prior to the Designated Expiration Date except upon not less than five (5) business days' prior notice and thereafter for so long as the Company or Acquiror, as the case may be, continues to exercise such reasonable best efforts; or

         (h) prior to the initial acceptance of Shares for exchange in the Offer, by Acquiror or the Company, upon a material breach of any covenant or agreement on the part of the Company or Acquiror, respectively, set forth in this Agreement (a "Terminating Breach"); provided that, except for any breach of the Company's obligations under Section 4.02, if such Terminating Breach is curable prior to the Designated Expiration Date (as the same may be from time to time extended in accordance with Section 1.01(c)), by the Company or Acquiror, as the case may be, through the exercise of its reasonable best effort, neither Acquiror nor the Company, respectively, may terminate this Agreement under this
Section 7.01(h) prior to the Designated Expiration Date except upon not less than five (5) business days' prior notice and thereafter for so long as the Company or Acquiror, as the case may be, continues to exercise such reasonable best efforts; or

         (i) prior to the initial acceptance of Shares for exchange in the Offer, by the Company, in order to accept a Superior Proposal; provided that (A) the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, including Section 4.02, to enter into a definitive agreement with respect to a Superior Proposal and the Company shall have notified Acquiror in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof, (B) Acquiror shall not have made, within two full business days (disregarding any partial business days) of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, a written offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the Company and its stockholders as the Superior Proposal, and (C) the Company prior to such termination pursuant to this clause shall have paid or caused to be paid to Acquiror in immediately available funds the Fee and the Expenses required to be paid pursuant to Section 7.03(b); or

         (j) prior to the initial acceptance of Shares for exchange in the Offer, by Acquiror, if the Average Share Price is less than $46.25, provided that (i) Acquiror shall have given the Company notice of its intention to terminate pursuant to this Section 7.01(j) prior to 5:00 p.m. New York City time on the third trading day immediately preceding and not including the Designated Expiration Date and (ii) the Company shall not, by 5:00 p.m. New York City time on the second trading day immediately preceding and not including the Designated Expiration Date, have delivered a notice to Acquiror agreeing that the Exchange Ratio shall equal 0.5189; provided further that if the Company shall deliver the notice referred to in the preceding clause (ii), this Agreement shall not be terminated under this Section 7.01(j) and the Exchange Ratio for all purposes of this Agreement shall equal 0.5189 or, if the parties shall so agree in their respective sole and absolute discretion, a higher number.

         For purposes of Section 7.01(f) and 7.01(g) and paragraph (f) of the Offer Conditions,

         (w) all representations and warranties shall be interpreted without giving effect to the words "materially" or "material" or to any qualification based on such terms or based on the defined term "Material Adverse Effect";

         (x) any representation and warranty (other than those contained in Sections 2.03(a), 2.04, 2.13, 2.18, 2.23, 3.02, 3.03, 3.11, 3.12 and 3.13) shall be deemed untrue if such representation and warranty shall fail to be true and correct in all respects except (A) as a result of acts or omissions required or permitted under this Agreement or (B) where the failure of such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or Guarantor, as the case may be;

         (y) any representation and warranty contained in Section 2.03(a), 2.04, 2.13, 2.18, 2.23, 3.02 (a) and (b), 3.03, 3.11, 3.12 and 3.13 shall be deemed untrue if such representation and warranty shall fail to be true and correct in all material respects; and

         (z) the representation contained in Section 3.02(c) shall be deemed untrue if it shall fail to be true and correct in any respect.

         SECTION 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except that the Company or Acquiror may have liability or obligations as set forth in Section
7.03 and as set forth in or contemplated by Section 8.01 hereof. Notwithstanding the foregoing, nothing herein shall relieve the Company or Acquiror from liability for any willful breach hereof or willful misrepresentation herein (it being understood that (x) the provisions of Section 7.03 do not constitute a sole or exclusive remedy for such willful breach or misrepresentation and (y) the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful breach).

         SECTION 7.03 Fees and Expenses. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated; provided, however, that if the Offer or Merger is not consummated, Acquiror and the Company shall share equally (i) all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Registration Statement (including financial statements and exhibits), the Offer Documents, the Schedule 14D-9, the Post-Effective Amendment (including financial statement and exhibits) and the Proxy Statement/Prospectus (including any preliminary materials related thereto) and any amendments or supplements thereto and (ii) conveyance and similar taxes required to be paid by the Company prior to the Effective Time pursuant to Section 5.11.

         (b) The Company shall pay Guarantor a fee of $70 million (the "Fee"), and shall pay Acquiror's and Guarantor's respective actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("Expenses," as applicable to Acquiror, Guarantor or the Company), such payment of Expenses not to exceed $5 million, upon the first to occur of any of the following events:

         (i) the termination of this Agreement by Acquiror or the Company pursuant to 7.01(b) or Section 7.01(c); provided that (i) the Minimum Condition shall not have been satisfied and no other condition to the Offer shall have been unsatisfied at the time of termination (other than any condition that shall not have been satisfied as a result of a Terminating Misrepresentation, Terminating Change or a Terminating Breach on the part of the Company) and there shall not have been a Terminating Misrepresentation, Terminating Change or Terminating Breach on the part of Acquiror and (ii) (A) prior to such termination, (1) there shall be outstanding a bona fide Acquisition Proposal which has been made directly to the stockholders of the Company or has otherwise become publicly known or (2) there shall be outstanding an announcement by any credible third party of a bona fide intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the Board of Directors of the Company) or (B) an Alternative Transaction shall be publicly announced by the Company or any third party within nine (9) months following the date of termination of this Agreement, and such transaction, in the case of clause (A) or (B), shall at any time thereafter be consummated on substantially the terms theretofore announced (or on terms that are more favorable to the stockholders of the Company), and shall provide for a per share consideration with a fair market value at least equal to the Exchange Ratio multiplied by the Average Share Price.

         (ii) the termination of this Agreement by Acquiror pursuant to Section 7.01(e); or

         (iii) the termination of this Agreement by the Company pursuant to
Section 7.01(i).

         (c) Upon a termination of this Agreement by Acquiror or the Company, as the case may be, pursuant to Section 7.01(h), the Company shall pay to Guarantor and Acquiror or Guarantor or Acquiror shall pay the Company, as the case may be, their respective Expenses relating to the transactions contemplated by this Agreement, but in no event more than $5 million. In addition, if termination is by Acquiror, the Company shall pay Guarantor the Fee if the Terminating Breach is willful and either (A) prior to such termination, (1) there shall be outstanding a bona fide Acquisition Proposal which has been made directly to the stockholders of the Company or has otherwise become publicly known or (2) there shall be outstanding an announcement by any credible third party of a bona fide intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the Board of Directors of the Company) or (B) an Alternative Transaction shall be publicly announced by the Company or any third party within nine (9) months following the date of termination of this Agreement, and such transaction, in the case of clause (A) or (B), shall at any time thereafter be consummated on substantially the terms theretofore announced (or on terms that are more favorable to the stockholders of the Company). The remedies available pursuant to this Section 7.03(c) shall be in addition to, but without duplication in any way of, the remedies referred to in Section 7.02.

         (d) Upon a termination of this Agreement by Acquiror pursuant to
Section 7.01(f), the Company shall pay to Guarantor and Acquiror their respective Expenses relating to the transactions contemplated by this Agreement, but in no event more than $5 million. Upon a termination of this Agreement by the Company pursuant to Section 7.01(f), Acquiror shall pay to the Company its Expenses relating to the transactions contemplated by this Agreement, but in no event more than $5 million.

         (e) The Fee and/or Expenses payable pursuant to Section 7.03(b), 7.03(c) or 7.03(d) shall be paid within one business day after a demand for payment following the first to occur of any of the events described in Section 7.03(b), 7.03(c) or 7.03(d) as applicable; provided that in no event shall the Company or Acquiror, as the case may be, be required to pay such Fee and/or Expenses to the entities entitled thereto if, immediately prior to the termination of this Agreement, the other entity entitled to receive such Fee and/or Expenses was in material breach of its obligations under this Agreement.

         (f) For purposes of this Section 7.03, the definition of Alternative Transaction set forth in Section 4.02(a) shall be modified to replace "25%," as it appears in such definition, with "40%".

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.01 Effectiveness of Representations, Warranties and Agreements. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, except that the agreements set forth in Article I and Sections 5.06 and 5.08(b) and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 7.02 and 7.03 and this Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.

         (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Supplemental Company Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant; provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule or the Supplemental Company Disclosure Schedule shall not be deemed an admission that such matter is material or is required to be disclosed.

         SECTION 8.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a) If to Acquiror:

                                    Tyco Acquisition Corp. XXIV (NV)
                                    c/o Tyco International (US) Inc.
                                    One Tyco Park
                                    Exeter,  NH  03833
                                    Attn:  President
                                    Telecopy: (603) 778-7700
                                    Confirm:  (603) 778-9700

                  With a copy (which shall not constitute notice) to:

                                    Tyco International (US) Inc.
                                    One Tyco Park
                                    Exeter,  NH  03833
                                    Attn:  General Counsel
                                    Telecopy: (603) 778-7700
                                    Confirm:  (603) 778-9700
                  and

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY  10022
                                    Attn:   Abbe L. Dienstag, Esq.
                                    Telecopy:  (212) 715-8000
                                    Confirm:   (212) 715-9100

                                    If to the Company:

                                    Sensormatic Electronics Corporation
                                    951 Yamato Road
                                    Boca Raton,  FL  33431
                                    Attn:  President and Chief Executive Officer
                                    Telecopy:  (561) 989-7017
                                    Confirm:   (561) 989-7000

                  With a copy (which shall not constitute notice) to:

                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, NY  10006
                                    Attn:   Victor I. Lewkow, Esq.
                                    Telecopy:  (212) 225-3999
                                    Confirm:   (212) 225-2000

                                    and a copy to:

                                    Salans, Hertzfeld, Heilbronn,
                                    Christy & Viener
                                    Rockefeller Center
                                    620 Fifth Avenue
                                    New York, NY  10020-2457
                                    Attn:  Jerome LeWine, Esq.
                                    Telecopy:  (212) 632-5555
                                    Confirm:  (212) 632-5500

         SECTION 8.03 Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliates", with respect to any person, means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b) "business day" means any day other than a day on which banks in New York City are required or authorized to be closed;

         (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "dollars" or "$" means United States dollars;

         (e) "knowledge" means, with respect to any matter in question, that the executive officers, or the responsible employee having primary or substantial oversight responsibility for the matter (the "Responsible Employees"), of the Company, Acquiror or Guarantor, as the case may be, have or at any time had actual knowledge of such matter. The Responsible Employees of the Company for the matters that are the subject of the following Sections of this Agreement are as follows: for Section 2.03 Compliance; Permits, the Executive Vice President - Integrated Solutions Group; for Section 2.10 Absence of Litigation, the Vice President - General Counsel; for Section 2.11 Employee Benefit Plans; Employment Agreements, the Senior Vice President - Human Resources; for Section 2.12 Employment and Labor Matters, the Senior Vice President - Human Resources; for
Section 2.14 Restrictions on Business Activities, the Vice President - General Counsel; for Section 2.15 Title to Property, the Senior Vice President and Chief Financial Officer; for Section 2.16 Taxes, the Director of Corporate Tax; for
Section 2.17 Environmental Matters, the Vice President - General Counsel; for
Section 2.19 Intellectual Property, the Intellectual Property Counsel; and for
Section 2.22 Product Liability and Recalls, the Executive Vice President - Integrated Solutions Group;

         (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Acquiror, Guarantor or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Acquiror, Guarantor or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         When reference is made in this Agreement to the Company, Acquiror or Guarantor, such reference shall include their respective subsidiaries, as and to the extent the context so requires, whether or not explicitly stated in this Agreement.

         SECTION 8.04 Amendment. Subject to Section 1.03, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

         SECTION 8.05 Waiver. Subject to Section 1.03, at any time prior to the Effective Time, any party hereto may with respect to any other party hereto
(a) extend the time for the performance of any of the obligations or other acts,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 8.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.07 Severability. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         (b) The Company and Acquiror agree that the Fee provided in Section 7.03(b) is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

         SECTION 8.08 Entire Agreement. This Agreement and the Guarantor's guarantee hereof constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein.

         SECTION 8.09 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Acquiror hereunder may be assigned to Guarantor or any direct or indirect wholly-owned subsidiary of Guarantor provided that no such assignment shall relieve the assigning party of its obligations hereunder.

         SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Covered Persons and may be enforced by such Indemnified Parties and Covered Persons) and Section 7.03 (which contains provisions intended to be for the benefit of Guarantor and may be enforced by Guarantor) and other than the right of the stockholders of the Company to receive the Merger Consideration if, but only if, the Merger is consummated and not otherwise.

         SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 8.12 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York, except to the extent that the DGCL applies and, to that extent, by the internal laws of the State of Delaware.

         (b) Each of the parties hereto submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States located in the City of New York, Borough of Manhattan, with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

         SECTION 8.13 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts (by facsimile or original signature), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 8.14 WAIVER OF JURY TRIAL. EACH OF ACQUIROR AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.15 Performance of Guarantee. Unless otherwise previously performed, Acquiror shall cause Guarantor to perform all of its obligations under the Guarantee.

         SECTION 8.16 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        TYCO ACQUISITION CORP. XXIV (NV)

                                        By: /s/ Mark H. Swartz
                                            -------------------
                                        Name: Mark H. Swartz
                                        Title: Vice President

                                        SENSORMATIC ELECTRONICS CORPORATION

                                         By: /s/ Per-Olof Loof
                                           -------------------
                                         Name:  Per-Olof Loof
                                         Title: President and Chief
                                                Executive Officer

                                    GUARANTEE

         Tyco International Ltd. ("Guarantor") irrevocably guarantees each and every representation, warranty, covenant, agreement and other obligation of Acquiror, and/or any of its permitted assigns (and where any such representation or warranty is made to the knowledge of Acquiror, such representation or warranty shall be deemed made to the knowledge of Guarantor), and the full and timely performance of their respective obligations under the provisions of the foregoing Agreement between Tyco Acquisition Corp. XXIV (NV) and Sensormatic Electronics Corporation. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Acquiror's obligations or liabilities (other than in accordance with the terms of the Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

         Guarantor hereby waives, for the benefit of the Company, (i) any right to require the Company as a condition of payment or performance by Guarantor, to proceed against Acquiror or pursue any other remedy whatsoever and (ii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to Acquiror.

         Without limiting in any way the foregoing guarantee, Guarantor covenants and agrees to take all actions to enable Acquiror to adhere to the provisions of Sections 1.01, 1.09, 1.10, 1.13, 4.03, 5.01, 5.03, 5.04, 5.08,
5.10, 5.12, 5.15 and 5.16 and each other provision of the Agreement which requires an act or omission on the part of Guarantor or any of its subsidiaries to enable Acquiror to comply with its obligations under the Agreement.

         The provisions of Article VIII of the Agreement are incorporated herein, mutatis mutandis, except that notices and other communications hereunder to Guarantor shall be delivered to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: Chief Corporate Counsel and Chief Financial Officer, Telecopy No. (441) 295-9647, Confirm No.
(441) 292-8674 (with a copy as provided therefor in Section 8.02(a)).

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         We understand that the Company is relying on this guarantee in entering into the Agreement and may enforce this guarantee as if Guarantor were a party thereto.

                                             TYCO INTERNATIONAL LTD.

                                             By: /s/ Mark H. Swartz
                                                -------------------
                                             Name:  Mark H. Swartz
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                     ANNEX I

                             CONDITIONS TO THE OFFER
                             -----------------------

         Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, Acquiror shall not be required to accept for exchange or exchange or deliver any Guarantor Common Shares for any Shares tendered (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act relating to Acquiror's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), if by the Designated Expiration Date (as such date may be extended in accordance with the requirements of Section 1.01(c)), (1) the Minimum Condition shall not have been satisfied, (2) the applicable waiting period under the HSR Act and any applicable material Non-U.S. Monopoly Laws shall not have expired or been terminated (provided that a Non-U.S. Monopoly Law shall not be deemed immaterial if a violation of such law would result in criminal liability), (3) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order,
(4) the Guarantor Common Shares to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance, (5) the tax opinion of PricewaterhouseCoopers LLP and CGSH required to be filed as an exhibit to the Registration Statement pursuant to Section 1.01(e) shall not have been filed or shall have been withdrawn (the conditions set forth in clauses (1) through (5) being referred to as the "Basic Conditions") or (6) at any time on or after the date of this Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist:

         (a) there shall be in effect an injunction or other order, decree, judgment or ruling by a Governmental Authority of competent jurisdiction or a statute, rule, regulation or order shall have been promulgated, or enacted by a Governmental Authority of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger, (ii) prohibits or restricts the ownership or operation by Acquiror (or any of its affiliates or subsidiaries) of any material portion of the Company's business or assets, or any material portion of Guarantor's security or safety business or which would substantially deprive Acquiror and/or its affiliates or subsidiaries of the benefit of ownership of the Company's business or assets, or compels Acquiror (or any of its affiliates or subsidiaries) to dispose of or hold separate any material portion of the Company's business or assets, or any material portion of Guarantor's security or safety business or which would substantially deprive Acquiror and/or its affiliates or subsidiaries of the benefit of ownership of the Company's business or assets, (iii) imposes material limitations on the ability of Acquiror effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote Shares acquired by Acquiror pursuant to the Offer or the Merger on all matters properly presented to the stockholders of the Company, (iv) imposes any material limitations on the ability of Acquiror and/or its affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company, (v) as a result of the Transaction materially restricts any future business activity by Guarantor (or any of its affiliates) relating to the security or safety business, including, without limitation, by requiring the prior consent of any person or entity (including any Governmental Authority) to future transactions by Guarantor (or any of its affiliates), or (vi) imposes any liability as a result of the Offer or Merger on the other transactions contemplated by this Agreement which, if borne by the Company, would have a Material Adverse Effect on the Company; or

         (b) there shall have been instituted, pending or threatened an action by a Governmental Authority seeking to restrain or prohibit the making or consummation of the Offer, the consummation of the Merger or to impose any other restriction, prohibition, obligation or limitation referred to in the foregoing paragraph (a); or

         (c) this Agreement shall have been terminated by the Company or Acquiror in accordance with its terms; or

         (d) there shall have occurred and shall be continuing (i) any general suspension of, or limitation on prices for, trading in the Shares or the trading of the Guarantor Common Shares on the NYSE, (ii) a declaration of a banking moratorium or any general suspension of payments in respect of banks in the United States or (iii) in the case of any of the foregoing existing at the time of the execution of this Agreement, a material acceleration or worsening thereof; or

         (e) Acquiror and the Company shall have agreed that Acquiror shall amend the Offer to terminate the Offer or postpone the exchange of Shares pursuant thereto; or

         (f) applying the principles of the final paragraph of Section 7.01, any of the representations and warranties of the Company contained in the Agreement shall have been untrue when made (or, if made as of a specified date, as of such date) or the representations and warranties of the Company contained in the Agreement (other than those made as of a specified date) shall have become untrue; or

         (g) the Company shall not have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under this Agreement in all material respects; or

         (h) the Company's Board of Directors shall have modified or amended its recommendation of the Offer in any manner adverse to Acquiror or shall have withdrawn its recommendation of the Offer, or shall have recommended acceptance of any Acquisition Proposal or Alternative Transaction or shall have resolved to do any of the foregoing; or

         (i) (A) any corporation, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) ("person/group"), other than Acquiror and its affiliates, shall have acquired beneficial ownership of more than 25% of the outstanding Shares, or shall have been granted any options or rights, conditional or otherwise, to acquire a total of more than 25% of the outstanding Shares and which, in each case, does not tender the Shares beneficially owned by it in the Offer; (B) any new group shall have been formed which beneficially owns more than 25% of the outstanding Shares and which does not tender the Shares beneficially owned by it in the Offer; or (C) any person/group (other than Acquiror or one or more of its affiliates) shall have entered into an agreement in principle or definitive agreement with the Company with respect to a tender or exchange offer for any Shares or a merger, consolidation or other business combination with or involving the Company; or

         (j) any change, development, effect or circumstance shall have occurred and shall be continuing that would reasonably be expected to have a Material Adverse Effect on the Company; or

         (k) the Company shall commence a case under any chapter of Title XI of the United States Code or any similar law or regulation; or a petition under any chapter of Title XI of the United States Code or any similar law or regulation is filed against the Company which is not dismissed within two (2) business days;

         which, in the good faith judgment of Acquiror in any such case, and regardless of the circumstances (including any action or omission by Acquiror or its affiliates that does not constitute a breach of this Agreement) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for exchange or exchange.

         The foregoing conditions are for the sole benefit of Acquiror and may be asserted by Acquiror regardless of the circumstances (including any action or omission by Acquiror or its affiliates that does not constitute a breach of this Agreement) giving rise to any such condition or (other than the Basic Conditions) may, subject to the terms of this Agreement, be waived by Acquiror in its reasonable discretion in whole at any time or in part from time to time. The failure by Acquiror at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time.

         Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for exchange shall promptly be returned to the tendering stockholders.